OPERATING AGREEMENT

OF

NWS-ILLINOIS, LLC


     THIS  OPERATING  AGREEMENT  of  NWS-ILLINOIS,   LLC,  an  Illinois  limited
liability company (the "Company"), is made and entered into as of December 31, 1998, by and among NWS, INC., an Illinois corporation ("NWS"), and MARTIN H. BART ("Bart"), as the Initial Members, and any other Persons executing or otherwise bound by this Agreement pursuant to the terms hereof. Certain capitalized terms used in this Agreement are defined in Sections 14.19 and 13.1 hereof. In consideration of the mutual covenants and agreements contained in this Agreement, the Members agree as follows:

ARTICLE I

Organization

     Section 1.1. Formation. The Members hereby authorize and ratify the formation of the Company as a limited liability company pursuant to the provisions of the Act effective on the later of (i) the date of the filing of the Articles of Organization of the Company with the Illinois Secretary of State pursuant to the Act, or (ii) the date of organization, if any, specified in the Articles (the "Organization Date").

     Section 1.2. Name. The name of the Company shall be "NWS-Illinois, LLC," or such other name as the Members may from time to time determine. The Managers shall cause to be filed on behalf of the Company such assumed or fictitious name certificate or certificates as may, from time to time, be required by law.

     Section 1.3. Purposes and Powers. The purposes for which the Company is organized are as set forth in the Articles. Except as otherwise provided in the Articles, the Company shall have all powers permissible under the Act to carry out its business and affairs.

     Section 1.4. Effective Date. This Agreement shall be effective on the Organization Date of the Company (the "Effective Date").

     Section 1.5. Term. The term of duration of the Company shall be as set forth in the Articles, unless the Company is earlier dissolved and terminated in accordance with this Agreement or the Act.



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     Section 1.6.  Registered Office and Registered Agent. The street address of the Company's initial registered office in Illinois and the name of the Company's initial registered agent at such registered office are as set forth in the Articles. The registered office and registered agent of the Company may be changed from time to time by complying with the procedures set forth in the Act.

     Section 1.7. Principal Place of Business. The principal place of business of the Company within the State of Illinois shall be located at 2600 West 35th Street, Chicago, Illinois 60632, or such other address, within or outside of the State of Illinois, as the Managers shall from time to time establish as a location of the Company's principal executive offices.

ARTICLE II

Members, Capital Contributions, and Capital Accounts

     Section 2.1. Names and Addresses of Members. The names, addresses, and taxpayer identification numbers of the Members of the Company, and their respective Capital Contributions, Percentages, Interests, and number of Units are set forth in Schedule A attached hereto. The Company shall have Class A Members, Class B Members, and Class C Members. The Class B Members and the Class C Members shall have no voting rights. The Members shall update Schedule A from time to time as necessary to accurately reflect the information therein in accordance with this Agreement.

     Section 2.2. Initial Capital Contributions. Each Initial Member shall make the initial Capital Contribution in such amount and form as specified for such Member in Schedule A attached hereto. Each Initial Member shall make such required initial Capital Contribution at such time and upon such terms as are specified in Schedule A attached hereto, or if not so specified, such initial Capital Contributions shall be made at the time of such Initial Member's execution of this Agreement.

     Section 2.3. Additional Capital Contributions. No Member shall be required to make any additional Capital Contributions. However, if the Managers shall at any time determine that additional Capital Contributions are necessary or advisable, then, for a period of thirty (30) days after the Managers notify the Members of such need for additional Capital Contributions, the Class A Members and the Class B Members shall have the right, but not the obligation, to make such additional Capital Contributions at the same price and upon the same terms and conditions on a pro rata basis in accordance with their respective Percentages. If any Class A Member or Class B Member does not agree to make such additional Capital Contributions within such thirty (30)-day period, then such additional Capital Contributions shall be made by participating Class A Members and Class B Members only in exchange for Class C Interests. Notwithstanding the foregoing, nothing in this Section shall preclude the Company from obtaining additional Capital Contributions from, and issuing Interests (whether Class A, Class B, Class C or other Interests) to, any Person other than NWS, the LaCrosse Family Group, the Johnston Family Group, the Bart Family Group, or any of their Affiliates, as deemed advisable by the Managers and approved by a Majority in Interest of the Class A Members and a Majority in Interest of the Class B Members pursuant to Section 11.1.



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     Section 2.4.  Member  Loans.  Any Member may loan such funds to the Company upon such terms and conditions as shall be approved by a Majority in Interest of
the  Members.   Any  such  Member  loan  shall  not  be   considered  a  Capital
Contribution, except as otherwise agreed to in writing by the loaning Member and a Majority in Interest of the Members.

     Section 2.5. Capital Accounts.

          Subsection 2.5.1. Maintenance of Capital Accounts. A separate Capital Account shall be established and maintained for each Interest Holder in the manner provided by Section 1.704-1(b)(2)(iv) of the Regulations. Capital Accounts shall be maintained separately for Class A Interests, Class B Interests, and Class C Interests for each Member, but the combined Capital Accounts of any Member shall constitute such Member's single Capital Account maintained as required by the Regulations. The Capital Account of each Interest Holder shall consist of the amount of cash and the fair market value of property (net of any liability secured by such property that the Company is considered to assume or take subject to under Section 752 of the Internal Revenue Code) that the Interest Holder has contributed, or is deemed herein to have contributed, to the Company as Capital Contributions, adjusted as follows:

               (a) The Capital Account of an Interest Holder shall be increased by (i) all Profits allocated to such Interest Holder, (ii) any items in the nature of income or gains specially allocated to the Interest Holder pursuant to Section 3.3, and (iii) the amount of any Company liabilities assumed by the Interest Holder (or which are secured by Company property distributed to the Interest Holder).

               (b) The Capital Account of an Interest Holder shall be decreased by (i) all Losses allocated to the Interest Holder, (ii) any items in the nature of expenses or losses specially allocated to the Interest Holder pursuant to Section 3.3, and (iii) the amount of cash and the fair market value of any Company property distributed to the Interest Holder (net of any liability securing such distributed property that the Interest Holder is considered to assume or take subject to under
          Section 752 of the Internal Revenue Code).

               (c) If the book value of the Company property is adjusted pursuant to Section 3.4, the Capital Account of each Interest Holder shall be adjusted to reflect the aggregate adjustment in the same manner as if the Company had recognized gain or loss equal to the amount of such aggregate adjustment.

               (d) It is intended that the Capital Accounts of all Interest Holders shall be maintained in compliance with the provisions of
          Section 1.704-1(b) of the Regulations, and all provisions of this Agreement relating to the maintenance of Capital Accounts shall be interpreted and applied in a manner consistent with such Regulations. The Capital Account of the Interest Holders shall be adjusted in any other manner required by such Regulations or otherwise in order to be deemed properly maintained for federal income tax purposes.

          Subsection 2.5.2. Transferee's Capital Account. If any Interest is transferred in compliance with this Agreement, the Capital Account of the Transferor shall become the Capital Account of the Transferee to the extent it relates to the transferred Interest in accordance with Section 1.704-1(b)(2)(iv)of the Regulations.

          Subsection 2.5.3. No Obligation to Restore Negative Capital Account. No Interest Holder shall have any liability or obligation to restore a negative or deficit balance in such Interest Holder's Capital Account.

     Section 2.6. Return and Withdrawal of Capital Contributions. No interest shall accrue or be payable on any Capital Contribution or Capital Account. No Interest Holder shall have the right to withdraw his Capital Contribution or to demand and receive property of the Company or any distribution in return for his Capital Contribution, except as expressly provided in the Put Option Agreement, this Agreement, or as required by law. To the extent that an Interest Holder has a right to demand a return of all or any portion of his Capital Contribution, the Interest Holder shall not have a right to demand and receive a return of his Capital Contribution in a form other than cash, irrespective of the nature of his Capital Contribution.

ARTICLE III

Distributions and Allocations

     Section 3.1. Distributions.

          Subsection 3.1.1. Distributions of Net Cash Flow. If and to the extent not prohibited by the Act, and subject to restrictions contained in any Bank Agreements, the Net Cash Flow of the Company for each taxable year of the Company shall be distributed to and among the Interest Holders, at such times as shall be determined by the Managers (but, in the case of Tax Distributions pursuant to Subsection 3.1.1(a), by no later than April 15 following such taxable year), as follows:

               (a) First, to the Class A and Class B Interest Holders, an amount equal to the Applicable Tax Rate multiplied by the earnings of the Company taxable to such Interest Holders arising from the Company's tax status as a partnership (the "Tax Distributions");

               (b) Second, to the Class C Interest Holders, pro rata in proportion to their respective Percentages, an amount equal to the Class C Interest Holders' Priority Return for that taxable year;

               (c) Third, to the Class C Interest Holders, pro rata in proportion to their respective Percentages, until the Class C Interest Holders have received an amount equal to the Class C Interest Holders' Unpaid Priority Return;

               (d) Fourth, to the Class C Interest Holders, pro rata in proportion to their respective Percentages, until the Class C Interest Holders have received an amount equal to the unpaid balance of the Preference Amount (i.e., by redemption of the outstanding Class C Units in accordance with and subject to the limitations set forth in
          Section 8.2); and

               (e) Fifth, to the Class A and Class B Interest Holders, pro rata in proportion to their respective Percentages.

     Notwithstanding the foregoing in this Subsection 3.1.1, any distributions in anticipation of the dissolution of the Company or subsequent to the occurrence of the dissolution of the Company shall be made as provided in
     Section 12.4.

          Subsection 3.1.2. Record Date for Distributions. Tax Distributions shall be made to the Persons shown on the records of the Company to have been Interest Holders of the Company in proportion to the length of time that such Persons were Interest Holders of the Company for the applicable taxable year. Any other distributions of Net Cash Flow or other assets of the Company in respect of an Interest shall be made to the Persons shown on the records of the Company to have been Interest Holders as of the date of such distributions. Neither the Company nor any Manager or Member shall incur any liability for making distributions in accordance with this Subsection whether or not the Company or the Manager or Member has knowledge or notice of any transfer or purported transfer of an Interest.

     Section 3.2. Allocation of Profits and Losses. Except as may be required by
Section 704(c) of the Internal Revenue Code and after giving effect to the special allocations set forth in Sections 3.3 and 3.4, Profits, Losses and other items of income, gain, loss, deduction and credit for each taxable year of the Company shall be allocated among the Interest Holders as follows:

          Subsection 3.2.1. Losses. Losses for such taxable year shall be allocated:

               (a) First, solely to the Class C Interest Holders, pro rata in proportion to their respective Percentages, until the Capital Accounts of the Class C Interest Holders are reduced to zero; and

               (b) Second, to the Class A and Class B Interest Holders, pro rata in proportion to their respective Percentages.

          Subsection 3.2.2. Profits. Profits for such taxable year shall be allocated:

               (a) First, to the Class C Interest Holders, pro rata, in an amount equal to the cumulative Losses allocated to such Interest Holders pursuant to Section 3.2.1 (a) for all prior taxable years, less the cumulative Profits allocated to such Interest Holders pursuant to this Section 3.2.2(a);

               (b) Second, to the Class A and Class B Interest Holders, pro rata, in an amount equal to the cumulative Losses allocated to such Interest Holders pursuant to Section 3.2.1 (b) for all prior taxable years, less the cumulative Profits allocated to such Interest Holders pursuant to this Section 3.2.2(b) for all prior taxable years;

               (c) Third, to the Class C Interest Holders, pro rata, in an amount equal to their Priority Return for the current and all prior taxable years, less the amount allocated to the Class C Interest Holders in prior taxable years pursuant to this Section 3.2.2(c);

               (d) Fourth, to the Class C Interest Holders, pro rata, in an amount equal to the difference between the unpaid balance of their Preference Amount and their Initial Capital Contributions, less any amounts allocated pursuant to this Section 3.2.2(d) for all prior taxable years; and

               (e) Fifth, the remainder of the Profits to the Class A and Class B Interest Holders, pro rata in proportion to their respective Percentages.

     Section 3.3. Special Allocations.

          Subsection 3.3.1. Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, if, during any taxable year, there is a net decrease in Minimum Gain, notwithstanding any other allocation pursuant to this Article III, each Interest Holder shall be specially allocated items of income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to that Interest Holder's share of the net decrease in Minimum Gain, determined in accordance with Section 1.704- 2(g) of the Regulations. Such allocations shall be made in proportion to the respective amounts required to be allocated to each Interest Holder pursuant to such Regulations. Allocations of income and gain pursuant to this Subsection shall be made first from gain recognized from the disposition of Company assets subject to nonrecourse liabilities (within the meaning of the Regulations promulgated under Section 752 of the Internal Revenue Code), to the extent of the Minimum Gain attributable to those assets, and thereafter, from a pro rata portion of the Company's other items of income and gain for the taxable year. This Subsection is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

          Subsection 3.3.2. Member Minimum Gain. Except as otherwise provided in
     Section 1.704-1(i)(4) of the Regulations, if there is a net decrease in Member Minimum Gain during any taxable year, notwithstanding any other allocation pursuant to this Article III, each Interest Holder who has a share of the Member Minimum Gain, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to such Person's share of the net decrease in Member Minimum Gain, determined in accordance with Section 1.704-2(i)(4) of the Regulations. Such allocations shall be made in proportion to the respective amounts required to be allocated to each Interest Holder pursuant to such Regulations. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Subsection is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

          Subsection 3.3.3. Qualified Income Offset. No Interest Holder shall be allocated Losses or deductions if the allocation causes an Interest Holder to have an Adjusted Capital Account Deficit. If an Interest Holder receives
     (i) an allocation of Loss or deduction (or item thereof), or (ii) any distribution which causes the Interest Holder to have an Adjusted Capital Account Deficit at the end of any taxable year, then all items of income and gain of the Company (consisting of a pro rata portion of each item of Company income, including gross income and gain) for that taxable year shall be allocated to that Interest Holder, before any other allocation is made of Company items for that taxable year, in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit of such Interest Holder as quickly as possible and to the extent required by
     Section 1.704-1(b)(2)(ii)(d) of the Regulations. This Subsection is intended to comply with, and shall be interpreted consistently with, the "qualified income offset" provisions of the Regulations promulgated under
     Section 104(b) of the Internal Revenue Code.

          Subsection 3.3.4. Nonrecourse Deductions. Nonrecourse Deductions for a taxable year or other period shall be specially allocated among the Class A and Class B Interest Holders, pro rata in proportion to their respective Percentages.

          Subsection 3.3.5. Member Loan Nonrecourse Deductions. Any Member Loan Nonrecourse Deduction for any taxable year or other period shall be specially allocated to the Interest Holder who bears the risk of loss with respect to the loan to which the Member Loan Nonrecourse Deduction is attributable in accordance with Section 1.704-2(i)(1) of the Regulations.

          Subsection 3.3.6. Section 754 Adjustments. To the extent an adjustment to the tax basis of any Company asset pursuant to Section 734(b) or Section 743(b) of the Internal Revenue Code is required, pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations, to be taken into account in determining Capital Accounts, the amount of the adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases basis), and the gain or loss shall be specially allocated to the Interest Holders in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Regulations.

          Subsection 3.3.7. Distribution of Assets. If the Company at any time distributes any of its assets in kind to any Interest Holder, the Capital Account of each Interest Holder shall be adjusted to account for that Interest Holder's allocable share (as determined pursuant to Section 3.2) of the Profits or Losses that would have been realized by the Company had it sold the assets that were distributed at their respective fair market values immediately prior to their distribution.

          Subsection 3.3.8. Guaranteed Payments. To the extent any compensation paid to any Member by the Company is determined by the Internal Revenue Service not to be a guaranteed payment under Section 707(c) of the Internal Revenue Code or is not paid to the Member other than in the Person's capacity as a Member within the meaning of Section 707(a) of the Internal Revenue Code, the Member shall be specially allocated gross income of the Company in an amount equal to the amount of that compensation, and the Member's Capital Account shall be adjusted to reflect the payment of that compensation.

          Subsection 3.3.9. Unrealized Receivables. If an Interest Holder's Interest is reduced (provided the reduction does not result in a complete termination of the Interest Holder's Interest), the Interest Holder's share of the Company's "unrealized receivables" and "substantially appreciated inventory" (within the meaning of Section 751 of the Internal Revenue Code) shall not be reduced, so that, notwithstanding any other provision of this Agreement to the contrary, that portion of the Profits otherwise allocable upon a liquidation or dissolution of the Company which is taxable as ordinary income (recaptured) for federal income tax purposes shall, to the extent possible without increasing the total gain to the Company or to any Interest Holder, be specially allocated among the Interest Holders in proportion to the deductions (or basis reductions treated as deductions) giving rise to such recapture. Any questions as to the aforesaid allocation of ordinary income (recapture), to the extent such questions cannot be resolved in the manner specified above, shall be resolved by the Managers.

          Subsection 3.3.10. Withholding. All amounts required to be withheld pursuant to Section 1446 of the Internal Revenue Code or any other provision of federal, state, or local tax law shall be treated as amounts actually distributed to the affected Interest Holders for all purposes under this Agreement.

          Subsection 3.3.11. Curative Allocations. The allocations set forth in Subsections 3.3.1 through 3.3.6 (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of the items of Company income, gain, loss, deduction, or credit pursuant to this Subsection. Therefore, notwithstanding any other provisions of this Article III (other than the Regulatory Allocations), the Managers shall make such offsetting special allocations of income, gain, loss, or deduction in whatever manner they determine appropriate so that, after such offsetting allocations are made, the Capital Account balance of each Interest Holder is, to the extent possible, equal to the Capital Account balance which such Interest Holder would have had if the Regulatory Allocations were not part of the Agreement. In exercising their discretion under this Subsection, the Managers shall take into account future Regulatory Allocations under Subsections 3.3.1 and 3.3.2 that, although not yet made, are likely to offset other Regulatory Allocations previously made under Subsections 3.3.4 and 3.3.5.

     Section 3.4. Contributed Property and Book-Ups. In accordance with Section 704(c) of the Internal Revenue Code and the Regulations thereunder, as well as
Section 1.704(1)(b)(2)(iv)(d)(3) of the Regulations, income, gain, loss, and deduction with respect to any property contributed (or deemed contributed) to the Company shall, solely for tax purposes. be allocated among the Interest Holders so as to take account of any variation between the adjusted basis of the property to the Company for federal income tax purposes and its fair market value of the date of contribution (or deemed contribution). If the adjusted book value of any Company asset is adjusted as provided herein, subsequent allocations of income, gain, loss, and deduction with respect to the asset shall take account of any variation between the adjusted basis of the asset for federal income tax purposes and its adjusted book value in the manner required under Section 704(c) of the Internal Revenue Code and the Regulations thereunder.

     Section 3.5. Partial Year Allocations. If any Interest is transferred, or if the number of Units outstanding is increased or decreased by reason of the admission of an Additional Member or otherwise, during any fiscal year of the Company, the Profits, Losses, and other items of income, gain, loss, deduction and credit of the Company for such fiscal year shall be (i) assigned pro rata to each day of such fiscal year during which such item is accrued or otherwise incurred, and the amount of each item so assigned to any such day shall be allocated to Interest Holders based upon their respective Percentages at the close of each such day, or (ii) allocated among the Interest Holders in accordance with Section 706 of the Internal Revenue Code and the Regulations promulgated thereunder, using any conventions permitted by law.

ARTICLE IV

Management; Rights and Duties of Managers

     Section 4.1. Management of Company's Business and Affairs. Except as expressly provided otherwise in this Agreement or any mandatory provision of the Act, the management, control, and operation of the business and affairs of the Company shall be exclusively vested in the Managers. Except as expressly provided otherwise in this Agreement or any mandatory provision of the Act, the affirmative vote, approval, or consent of a majority in number of the Managers shall be required to decide any matter that requires the approval of the Managers.

     Section 4.2. Number, Term and Qualifications. The Company shall initially have three (3) Managers, and the initial Managers shall be James E. LaCrosse, Patricia J. LaCrosse, and Norma M. Johnston. The number of Managers may be changed and fixed from time to time by the affirmative vote of a Majority in Interest of the Members, but in no event shall there be less than one (1) Manager. Each Manager shall serve until the first annual meeting of the Members and until his successor is duly elected and qualified. At the first annual meeting of the Members, and at each annual meeting of the Members thereafter, the Managers shall be elected by a Majority in Interest of the Members, and each Manager so elected shall serve for a term expiring at the next annual meeting of the Members following his election and until his successor is duly elected and qualified, or until his earlier death, resignation, or removal. Managers need not be Members or natural persons.

     Section 4.3. Powers of Managers. Except and subject to the rights and authority reserved to the Members pursuant to Section 5.1 and elsewhere in this Agreement, the Managers may generally exercise all powers of the Company and do all lawful acts necessary, advisable, or convenient to carry out the business and affairs of the Company, including, without limitation, the right, power, and authority, on behalf of the Company, to:

          (a) purchase, sell, lease, exchange, and otherwise deal with the properties and assets of the Company at such price, rental, or amount, and upon such terms and conditions, as the Managers shall deem advisable;

          (b) borrow money and issue notes, bonds, and other debt obligations; mortgage, grant a security interest in, or subject to any other lien, any or all of the property of the Company; repay, refinance, modify, or extend any loan and any mortgage or other security instrument or lien; and guarantee any indebtedness of National Wine & Spirits Corporation, NWS, NWS Michigan, Inc., or any other Affiliate of the Company that is engaged in the business of selling, marketing or distributing alcoholic beverage products, bottled water or other beverage products, or other similar products;

          (c) open, maintain and close accounts in the name of the Company in banks, savings and loan associations, brokerage firms, and other financial institutions; deposit funds into and withdraw funds from such accounts; and draw checks and other orders for the payment of money by the Company;

          (d) employ, retain, and discharge such employees, agents, managers, architects, contractors, subcontractors, accountants, attorneys, consultants and other Persons, including any other Member or Affiliate of any Member, necessary or appropriate to carry out the business and affairs of the Company, and to pay such fees, expenses, salaries, wages and other compensation to such Persons as the Managers shall determine to be reasonable;

          (e) commence, defend, and settle, on behalf of the Company, any and all actions and proceedings at law or equity before any court or governmental, administrative, or other regulatory agency, body, or commission;

          (f) enter into, execute, and perform such contracts, agreements and other undertakings to which the Company may be a party, including agreements, undertakings and transactions with any Member or Manager, or any of their Affiliates (subject to Section 14.3);

          (g) incur and pay all expenses and obligations incident to the management, control, and operation of the Company;

          (h) make reasonable and necessary capital expenditures for the repair and improvement of real estate held by the Company and take all actions reasonably necessary for the maintenance, operation, and management thereof;

          (i) obtain and maintain, at the expense of the Company, public liability, property, casualty, and other insurance coverage necessary or desirable for the protection or conservation of the Company and its assets;

          (j) invest funds of the Company temporarily in savings accounts in federally insured financial institutions, certificates of deposits issued by federally insured financial institutions, short-term interest-bearing obligations of publicly-held corporations, state and local governments, and the United States, and money market funds;

          (k) prepare and cause to be prepared reports, statements and other relevant information for distribution to Members as may be required or determined to be appropriate by the Members from time to time;

          (l) prepare and file all necessary returns and statements and pay all taxes, assessments and other impositions applicable to the assets of the Company; and

          (m) execute all documents or instruments, perform all duties and powers, and do all things for and on behalf of the Company in all matters necessary or desirable or incidental to the foregoing.

     Section 4.4. Reliance by Third Parties. Each Manager shall be an agent of the Company for the purpose of its business, and any act of a Manager, including the signing of an instrument in the Company's name, for apparently carrying on, in the ordinary course, the Company's business or business of the kind carried on by the Company shall bind the Company, unless (i) the Manager had no authority to act for the Company in a particular matter, and (ii) the person with whom the Manager was dealing knew or had notice that the Manager lacked authority. Any act of a Manager which is not apparently for carrying on, in the ordinary course, the Company's business or business of the kind carried on by the Company shall bind the Company only if the act was authorized pursuant to
Section 5.1. Notwithstanding the foregoing, except as expressly provided otherwise in the Articles, any Manager may sign and deliver any instrument transferring or affecting the Company's interest in real property, and the instrument shall be conclusive in favor of a person who gives value without knowledge of the lack of the authority of the person signing and delivering the instrument.

     Section 4.5. Liability of Managers. The Managers shall not be liable for damages to the Company or to the Members or any Transferees for any action taken or failure to act on behalf of the Company, unless the act or omission constitutes grossly negligent or reckless conduct, intentional misconduct, a knowing violation of law, or a material breach of this Agreement. A Manager shall not be liable when relying in good faith upon the records of the Company and on the information, opinions, reports, or statements presented to the Company by the Company's other Managers, Members, agents, or employees, or by any other Person concerning matters which the Manager reasonable believes are within such other Person's professional or expert competence, and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports, or statements concerning the value and amount of the assets, liabilities, profits, or losses of the Company or other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

     Section 4.6. Compensation. The Company may pay to the Managers such compensation for services rendered to the Company as shall be determined from time to time by the Members. Such compensation shall be treated as expenses of the Company and shall not be deemed to constitute distributions to the recipient of any Profits, Losses, or capital of the Company.

     Section 4.7. Reimbursement of Expenses. Each Manager shall be entitled to reimbursement by the Company of expenses reasonably incurred and paid by such Manager on behalf of or for the benefit of the Company. Any question as to whether a Manager is entitled to reimbursement of expenses under this Section shall be determined by a Majority in Interest of the Members.

     Section 4.8. Resignation. A Manager may resign as a Manager of the Company at any time by giving written notice thereof to the Company, which resignation shall be effective when such notice is given to the Company, unless such notice specifies a later effective date. The resignation of a Manager who is also a Member shall not affect the Manager's rights as Member and shall not constitute a withdrawal of the Member.

     Section 4.9. Removal. Any Manager may be removed, with or without cause, by the affirmative vote of a Majority in Interest of the Members. Such removal shall be effective when written notice thereof, signed by a Majority in Interest of the Members is received by the Manager, unless such notice specifies a later effective date. The removal of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of the Member.

     Section 4.10. Vacancies. Any vacancy occurring among the Managers caused by an increase in the number of Managers shall be filled by the affirmative vote of a Majority in Interest of the Members. Any vacancy occurring among the Managers, whether caused by the death, resignation, or removal of a Manager, or for any other reason (other than an increase in the number of Managers), may be filled by the affirmative vote of a majority in number of the remaining Managers then in office; provided, however, that if there are no remaining Managers, the vacancy or vacancies shall be filled by the affirmative vote of a Majority in Interest of the Members.

     Section 4.11. Power of Attorney. Each Member constitutes and appoints each and every Manager as the Member's true and lawful attorney-in-fact (the "Attorney in Fact"), in the Member's name, place and stead, to make, execute, sign, acknowledge and file:

          (a) The Articles, and all amendments thereto made in accordance with this Agreement;

          (b) Any and all certificates, instruments or other documents required to be filed by the Company under the laws of the State of Illinois or of any other state or jurisdiction, including, without limitation, any certificate or other instruments necessary in order for the Company to continue to qualify as a limited liability company under the laws of the State of Illinois;

          (c) One or more fictitious, assumed name, or trade name certificates;

          (d) Any and all certificates, instruments and other documents which may be required to dissolve and terminate the Company; and

          (e) All other certificates, instruments and documents that may be required or permitted by law to be filed on behalf of the Company that are not inconsistent with the provisions of this Agreement.

This power of attorney granted herein is irrevocable and shall be deemed to be coupled with an interest, and, to the extent permitted by applicable law, shall survive the death or disability of a Member. This power of attorney shall also survive any Transfer of any Interest, except that if the Transferee is admitted as a Substitute Member, this power of attorney shall survive the delivery of the assignment for the sole purpose of enabling the Attorney in Fact to execute, acknowledge and file any documents necessary to effectuate the admission of the Transferee as a Substitute Member. Each Member shall be bound by any representations made by the Attorney in Fact acting in good faith pursuant to this power of attorney, and each Member hereby waives any and all defenses which may be available to contest, negate, or disaffirm the action of the Attorney in Fact taken in good faith under this power of attorney.

ARTICLE V

Rights and Duties of Members

     Section 5.1. Management Rights of Members. Except as expressly provided otherwise in the Articles or this Agreement or by any mandatory provision of the Act, no Member, except a Member who is also a Manager (and then only in his capacity as a Manager within the scope of his authority hereunder), shall participate in the management of the business or affairs of the Company, said powers being vested solely and exclusively in the Managers. Notwithstanding the preceding sentence, the Members shall have the right to approve the following matters (which are the only matters of the Company's business requiring the consent of the Members):

          (a) the election and removal of a Manager or Managers, in accordance with Article IV;

          (b) the amendment of the Articles, in accordance with the Act;

          (c) the amendment of this Agreement, in accordance with Section 14.4;

          (d) the approval of the admission of an Additional Member, in accordance with Section 11.1;

          (e) the dissolution of the Company, in accordance with Section 12.1;

          (f) the continuation of the business of the Company after dissolution of the Company, in accordance with Section 12.2;

          (g) any of the following actions which shall require the consent of a Majority in Interest of the Class A Members and a Majority in Interest of the Class B Members: (i) the sale of all or substantially all of the Company's assets or any material asset to an Affiliate of the Company, any Member, or any Affiliate of any Member; (ii) the merger of the Company with or into an Affiliate of the Company, any Member that is an Entity, or any Affiliate of any Member: (iii) a material change in the Company's business outside of the beverage industry: and (iv) a material employment contract or consulting agreement with a Member, an Affiliate of the Member, or an Affiliate of the Company, unless such agreement is substantially similar in all material respects to agreements negotiated at arm's length with third parties; and

          (h) any other matters for which the consent or approval of the Members is expressly required pursuant to this Agreement, the Articles, or any mandatory provision of the Act.

     Section 5.2. Approval of Matters by Members. Except as expressly provided otherwise in the Articles or this Agreement or by any mandatory provision of the Act, each matter required or permitted to be approved by the Members shall be considered approved or consented to upon the affirmative vote, approval, or consent, either in writing or at a meeting of the Members, of a Majority in Interest of the Class A Members.

     Section 5.3. Meetings of Members.

          Subsection 5.3.1. Annual Meetings. The annual meeting of the Members shall be held on the first Thursday of April of each year at 10:00 a.m., if such day is not a legal holiday, and if such day is a legal holiday, then on the next following business day that is not a legal holiday, or at such time and on such date as shall otherwise be fixed by the Managers and specified in the notice of such meeting. The failure to hold the annual meeting of the Members at the designated time shall not affect the validity of any Company action.

          Subsection 5.3.2. Special Meetings. Special meetings of the Members shall be held if called by those Members holding at least twenty-five percent (25 %) of the Percentages then held by the Members entitled to vote on any matter and describing the purposes of the meeting.

          Subsection 5.3.3. Place of Meetings. Meetings of the Members shall be held at the principal place of business of the Company or at such other place, within or without the State of Illinois, as may be specified in the notice of the meeting, or waiver of notice thereof.

          Subsection 5.3.4. Notice of Meetings. Notice of the date, time and place of each annual and special meeting of the Members, and a description of the purpose or purposes of such meeting if it is a special meeting, shall be given by the Managers or by the Members who called the meeting to each Member of record entitled to vote at such meeting no fewer than ten
     (10) nor more than sixty (60) days before the date of the meeting, in the manner specified in Section 14.12.

          Subsection 5.3.5. Waiver of Notice. Notice of any such meeting may be waived by any Member before or after the date and time stated in the notice by delivering a written waiver of notice to the Company for inclusion in the minutes or filing with the Company records. A Member's attendance at a meeting, either in person or by duly authorized proxy: (i) waives objection to lack of notice or defective notice of the meeting, unless the Member at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Member objects to considering the matter when it is presented.

          Subsection 5.3.6. Record Date. For the purpose of determining the Members entitled to notice of a Members' meeting, to demand a special meeting, to vote, or to take any other action, the record date for determining Members entitled to notice of and to vote at an annual or special Members' meeting shall be the close of business on the day before the notice is first mailed, sent, or delivered to the Members.

          Subsection 5.3.7. Voting at Meetings.

               (a) Voting Rights. The Class B Members and the Class C Members shall have no voting rights. Except as expressly provided otherwise in the Articles or by any mandatory provision of the Act, each Member entitled to vote shall be entitled to one (1) vote for each Unit owned by such Member, or such fraction of one (1) vote for each fractional Unit owned by such Member, on each matter voted on at a meeting of the Members.

               (b) Voting of Units Owned by Other Corporations. Any Units standing in the name of another corporation may be voted by such officer, agent or proxy as the Board of Directors of such other corporation may appoint, or as the By-Laws of such other corporation may prescribe, and in the absence of such designation, by such Person as may be nominated in a proxy duly executed for the purpose by the President or a Vice President, and a Secretary or an Assistant Secretary, of such other corporation.

               (c) Voting of Units Owned by Fiduciaries. Units held by fiduciaries may be voted by the fiduciaries in such manner as the instrument or order, appointing such fiduciaries, may direct. In the absence of such direction, or the inability of the fiduciaries to act in accordance therewith, the following provisions shall apply:

               (i) Where Units are held jointly by three or more fiduciaries, such Units shall be voted in accordance with the will of the majority in number of such fiduciaries.

               (ii) Where the fiduciaries,  or a majority of them, cannot agree, or where they are equally divided, upon the question of voting such Units, any court of general equity jurisdiction may, upon petition filed by any of such fiduciaries, or by any party in interest, direct the voting of such Units as it may deem for the best interests of the beneficiaries, and such Units shall be voted in accordance with such direction..

               (iii)The  general  proxy of a  fiduciary  shall be given the same weight and effect as the general proxy of an individual or corporation.

               (d) Voting of Pledged Units. Units that are pledged may, unless otherwise provided in the agreement of pledge, be voted by the Member pledging the same until the Units shall have been transferred to the pledgee on the books of the Company and the pledgee shall have been admitted as a Substitute Member, and thereafter they may be voted by the pledgee.

               (e) Proxies. A Member may vote such Member's Units in person or by proxy appointed by a written appointment form signed by such Member or by such Member's attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent of the Company authorized to tabulate votes. An appointment of a proxy is valid for eleven (11) months unless a shorter or longer period is expressly provided in the appointment form.

          Subsection 5.3.8. Conduct of Meetings. At any meeting of the Members, any Manager or other Person selected by a majority in number of all of the Managers shall preside as chairman at any meeting of the Members. The chairman of any meeting of the Members shall appoint a Person to act as secretary of the meeting, and the secretary of the meeting shall prepare minutes of the meeting which shall be placed in the minute books of the Company. The order of business at each Members' meeting shall be as determined by the chairman of the meeting , except that the order of business at any meeting may be changed by the vote of the Members present in person or by proxy and entitled to vote as such meeting.

          Subsection 5.3.9. Action by Unanimous Written Consent. Any action required or permitted to be taken at a Members' meeting may be taken without a meeting if the action is approved by all of the Members entitled to vote on the action, evidenced by one or more written consents describing the action taken, signed by all of the Members entitled to vote on the action, and delivered to the Company for inclusion in the minutes or filing with the Company records. Unless the record date has been determined pursuant to Subsection 5.3.6, the record date. for determining Members entitled to take action without a meeting shall be the earliest date on which any Member signs a consent. Such action by the Members by unanimous written consent shall be effective when the last Member signs a consent, unless the consent specifies a different prior or subsequent effective date.

          Subsection 5.3.10. Participation in Meetings by Conference Telecommunication. Any or all Members may participate in a Members' meeting by or through the use of any means of communication by which all Members participating may simultaneously hear each other during the meeting. A Member participating in a meeting by this means shall be deemed to be present in person at the meeting.

     Section 5.4. No Authority to Bind Company. A Member acting solely in such Member's capacity as a Member (rather than as a Manager) shall not be an agent of the Company and shall not have any right, power, or authority to transact any business in the name of the Company or to act for or on behalf of, or to bind, the Company.

     Section 5.5. No Duties. No Member shall have any duties to the Company or to the other Members solely by reason of being a Member or acting in the capacity as a Member of the Company, except as provided otherwise in this Agreement or the Articles.

     Section 5.6. Compensation. No Member shall be entitled to any compensation for services performed for the Company in such Member's capacity as a Member, except as approved by the Managers, and except for reasonable compensation for services rendered in winding up the business of the Company. Any such compensation so approved by the Members shall be treated as expenses of the Company and shall not be deemed to constitute distributions of Profits or capital of the Company.

     Section 5.7. Reimbursement of Expenses. Each Member shall be entitled to reimbursement by the Company of expenses reasonably incurred and paid by such Member on behalf of or for the benefit of the Company. Any question as to whether a Member is entitled to reimbursement of expenses under this Section shall be determined by the Managers.

     Section 5.8. Further Assurances. Each Member agrees to execute and deliver to the Company, within five (5) days after receipt of a written request therefor, all estoppel certificates, other certificates, designations, powers of attorney, and other instruments and documents, including, without limitation, all amendments to this Agreement adopted in accordance with this Agreement, tax statements, and tax returns, and to take such other actions, as the Company shall deem necessary or advisable to comply with any laws, rules or regulations applicable to the Company or to enable the Company to carry on its business or otherwise effectuate the purposes of this Agreement.

     Section 5.9. Waiver of Partition. Each Member, on behalf of such Member and such Member's successors and assigns, hereby waives any rights to have any property of the Company partitioned. No Member shall make any application to any court or other authority, or otherwise commence or prosecute any action or proceeding, for partition or sale of the Company property. Upon any breach of this Section, the Company and each non-breaching Member shall be entitled to a decree or other order restraining and enjoining any such application, action or proceeding.

ARTICLE VI

Officers

     Section 6.1. Election, Qualification and Term of Officers. The officers of the Company shall consist of a President, a Secretary, a Treasurer, and such other officers as the Managers may from time to time deem advisable, including, without limitation, a Chairman of the Managers, one or more Vice Presidents, an Assistant Secretary, or an Assistant Treasurer. The same individual may simultaneously hold more than one office in the Company. The initial officers of the Company shall be elected at the first meeting of the Managers. Thereafter, the officers of the Company shall be chosen annually at the annual meeting of the Managers, and each officer shall hold office until his successor is chosen and qualified, or until his death, resignation, or removal. The election or appointment of an officer does not itself create contract rights.

     Section 6.2. Resignation. Any officer may resign at any time by delivering notice to the Managers, or the President or Secretary of the Company, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date. The resignation of an officer does not affect the Company's contract rights, if any, with the officer.

     Section 6.3. Removal. Any officer may be removed at any time, with or without cause, by the Managers; provided, however, that the removal of an officer does not affect such officer's contract rights, if any, with the Company.

     Section 6.4. Vacancies. Any vacancy in any office because of the death, resignation, removal, increase in the number of offices of the Company, or otherwise, shall be filled by the Managers, and the officer so elected shall hold office until his successor is chosen and qualified, or until his death, resignation or removal.

     Section 6.5. Chairman of the Managers. The Chairman of the Managers (if any) shall be chosen from among the Managers. The Chairman of the Managers shall preside at all meetings of the Managers at which he is present, and shall generally perform all duties incident to the office of Chairman of the Managers and such other duties as, from time to time, may be assigned to him by the Managers.

     Section 6.6. President. If and while there is no incumbent in the office of Chairman of the Managers, and during the absence or disability of the Chairman of the Managers, the President shall have the duties and authority of the Chairman of the Managers. Subject to the control of the Managers and unless as otherwise determined by the Managers, the President shall be the chief executive and operating officer of the Company, shall direct and manage the business and affairs of the Company, and shall coordinate and supervise the work of its other officers. The President shall preside at all meetings of the Members at which he is present. Either personally or through other officers or employees of the Company, the President shall employ, direct, fix the compensation of, discipline, and discharge its personnel; employ agents, professional advisers and consultants; and perform all functions of a general manager of the Company's business. The President shall have authority to sign (either manually or in facsimile), with the Secretary or an Assistant Secretary, certificates representing Units or Interests of the Company. The President shall also have authority to execute and deliver on behalf of the Company, singly and without any additional signature or attestation, all deeds, mortgages, assignments, contracts and other instruments when required or deemed necessary or advisable by him in the ordinary conduct of the Company's normal business, except where such documents are expressly required by this Agreement, by resolution of the Managers, or by law to be executed by some other or an additional officer or agent of the Company. The President shall, in general, have all authority incident to the office of the President and shall have such other powers and duties as may, from time to time, be conferred upon or assigned to him by the Managers.

     Section 6.7. Vice Presidents. The Vice Presidents (if any) shall perform such duties as may be assigned to them, individually or collectively, by the Managers or by the President. In the absence or disability of the President, one or more of the Vice Presidents may perform such duties of the President as the President or the Managers may designate.

     Section 6.8. Secretary. The Secretary shall: (i) prepare or cause to be prepared the minutes of the meetings of the Members and the Managers in books provided for such purpose and authenticate records of the Company; (ii) attend to the giving of all notices in accordance with the provisions of this Agreement and as required by law; (iii) have the authority (when required) to sign with the President or a Vice President in the name of the Company, and/or attest the signature of either to, all contracts, conveyances, transfers. assignments, encumbrances, authorizations and all other instruments, documents and papers, of any and every description whatsoever, of or executed for or on behalf of the Company; (iv) be the custodian of the records and the seal (if any) of the Company and attend to the affixing of the seal (if any) to all documents, the execution of which on behalf of the Company under its seal is duly authorized in accordance with the provisions of this Agreement; (v) have authority to sign (either manually or in facsimile), with the President or a Vice President, any and all certificates representing Units or Interests of the Company; (vi) have charge of and maintain and keep, or supervise and control the maintenance and keeping of, the Unit certificate books and transfer books (if any), and such other books and papers as the Managers may authorize, direct or provide for;
(vii) perform generally all the duties incident to the office of Secretary;  and
(viii) have such other powers and duties as may, from time to time, be conferred upon or assigned to him by the Managers.

     Section 6.9. Treasurer. Unless otherwise determined by the Managers or the President, the Treasurer shall be the financial officer of the Company. The Treasurer shall: (i) have charge and custody of, and be responsible for, all funds and securities of the Company which come into his hands; (ii) have authority to endorse on behalf of the Company, for collection, checks, notes and other obligations, and deposit the same to the credit of the Company in such banks or other depositories as shall be selected by the Managers; (iii) receive, and give receipts and vouchers for, payments made to the Company from any source whatsoever; (iv) enter or cause to be entered, punctually and regularly, on the books of the Company, to be kept by him or under his supervision or direction for that purpose, full and accurate accounts of all monies received and paid out by, for or on account of, the Company; (v) render to the President and the Managers, whenever required by them, an account of all of his transactions as Treasurer of the Company and of the financial condition of the Company; (vi) perform generally all the duties incident to the office of Treasurer; and (vii) have such other powers and duties as may, from time to time, be conferred upon or assigned to him by the Managers or by the President. If required by the Managers, the Treasurer shall give such bond for the faithful performance of his duties in such amount and with such sureties as the Managers shall determine.

     Section 6.10. Assistant Secretaries. The Assistant Secretaries (if any) shall perform such duties as from time to time may be assigned to them, individually or collectively, by the Managers, by the President, any Vice President, or by the Secretary. In the absence or disability of the Secretary, one or more of the Assistant Secretaries may perform such duties of the Secretary as the Secretary, the President, or the Managers may designate.

     Section 6.11. Assistant Treasurers. The Assistant Treasurers (if any) shall perform such duties as from time to time may be assigned to them, individually or collectively, by the Managers, by the President, by any Vice President, or by the Treasurer. In the absence or disability of the Treasurer, one or more of the Assistant Treasurers may perform such duties of the Treasurer as the Treasurer, the President, or the Managers may designate.

     Section 6.12. Delegation of Authority. In the case of the absence of any officer of the Company, or for any other reason that the Managers may deem sufficient, the Managers may delegate powers or duties of such officer to any other officer or officers for such length of time as they may determine.

     Section 6.13. Compensation. Each officer of the Company shall receive such compensation, if any, for his service in such office as may be fixed from time to time by action of the Managers.

ARTICLE VII

Accounting and Records

     Section 7.1. Fiscal Year. The fiscal year of the Company for financial reporting shall commence on the first day of April in each year and end on the last day of March in each year.

     Section 7.2. Books and Records. The Managers shall keep or cause to be kept complete and accurate books and records of the Company and supporting documentation of transactions with respect to the conduct of the Company's business. The books and records shall be maintained in accordance with sound accounting practices and shall be appropriate and adequate for the Company's business.

     Section 7.3. Records and Information at Principal Place of Business. The Company shall keep at its principal place of business all records required to be kept by Section 1-40 of the Act, including the following records and information:

          (a) A list of the full name and last known address of each Member setting forth the amount of cash each Member has contributed, a description and statement of the agreed value of the other property or services each Member has contributed or has agreed to contribute in the future, and the date on which each became a Member;

          (b) A copy of the Articles, together with executed copies of any powers of attorney under which any Articles, application, or certificate has been executed;

          (c) Copies of the Company's federal, state, and local income tax returns and reports, if any, for the three (3) most recent years; and

          (d) Copies of the then effective Agreement and all amendments thereto and all financial statements of the Company for the three (3) most recent fiscal years.

     Section 7.4. Access to Records. Any Member, legal representative of a deceased Member, or Member under legal disability may, at his request and expense, inspect and copy the records described in Section 7.3. The Company shall provide Members and their agents and attorneys access to its records (including the records required to be kept under Section 7.3) at the Company's principal place of business at all reasonable times. The Company shall provide former Members and their agents and attorneys access for proper purposes to such records pertaining to the period during which they were Members at the Company's principal place of business. Such right of access shall include the right to inspect and copy records during ordinary business hours. The Company may impose a reasonable charge, limited to the costs of labor and material, for copies of records furnished. Each Member has the right upon written demand given to the Company to obtain a copy of the Agreement at the Company's expense.

     Section 7.5. Tax Returns and Information. The Managers shall cause to be prepared and timely filed all tax returns required to be filed by the Company pursuant to the Internal Revenue Code and the laws of each state in which the Company does business. The Managers shall use their best efforts to cause the Company to deliver, within ninety (90) days after the end of each taxable year of the Company, to each Person who was an Interest Holder at any time during such taxable year all tax information concerning the Company which is necessary for the preparation of the Interest Holder's federal and state income tax returns for such taxable year, as required by the Internal Revenue Code, the Regulations, and the laws of any state.

     Section 7.6. Tax Elections. The Managers may make any and all tax elections permitted to be made by the Company pursuant to the Internal Revenue Code or the tax laws of any state or other jurisdiction having taxing jurisdiction over the Company; provided, however, that the Managers shall make any tax election requested by a Majority in Interest of the Members.

     Section 7.7. Tax Matters Partner. NWS, or such other Member as shall from time to time be designated by a Majority in Interest of the Members. shall be the "tax matters partner" of the Company pursuant to Section 6231 (a)(7) of the Internal Revenue Code. The tax matters partner shall have all powers and responsibilities provided in the Internal Revenue Code. The tax matters partner shall keep all Members informed of all notices from government taxing authorities which may come to the attention of the tax matters partner. The tax matters partner shall incur no liability to any Member with respect to any action undertaken in good faith in connection with such responsibilities. The Company shall pay and be responsible for all reasonable third party costs and expenses incurred by the tax matters partner in performing such responsibilities. Each Member shall be responsible for any costs incurred by the Member with respect to any tax audit or tax-related administrative or judicial proceeding against the Member, even though it relates to the Company. The tax matters partner shall not compromise any dispute with the Internal Revenue Service without the approval of a Majority in Interest of the Members.

     Section 7.8. Bank Accounts. All funds of the Company shall be deposited in a bank account or accounts in the Company's name. The Managers shall determine the institution or institutions at which the accounts will be opened and maintained, the types of accounts, and the Persons who will have authority with respect to the accounts and the funds therein.

ARTICLE VIII

Provisions Affecting Class C Membership Interests

     Section 8.1. Liquidation Preference. In the event of the liquidation, dissolution or winding up of the affairs of the Company, voluntary or involuntary, the Class C Interest Holders shall be entitled to be paid out of the assets of the Company available for distribution to the Interest Holders an amount equal to the sum of: (i) the unpaid Preference Amount with respect to such Class C Interests, plus (ii) the amount of the Unpaid Priority Return with respect to such Class C Interests (the "Liquidation Preference Amount"), in preference to and before any amount shall be distributed or paid to the Class A Interest Holders and Class B Interest Holders. Except for the payment of such Liquidation Preference Amount, the Class C Interest Holders shall not be entitled to any further distributions upon the liquidation, dissolution or winding up of the Company.

     Section 8.2. Redemption of Class C Membership Interests. Subject to any restrictions and covenants contained in any Bank Agreements, the Company shall have the right from time to time to purchase and redeem, any or all of the outstanding Class C Units, in such manner and amounts as the Managers may determine, by paying in cash therefor an amount equal to the Preference Amount per Unit multiplied by the number of Class C Units so purchased and redeemed, together with all Unpaid Priority Returns with respect to such redeemed Class C Units to the date fixed for redemption (the "Redemption Price"); provided, however, that (except in the event of the liquidation or dissolution of the Company, the sale of substantially all of the assets of the Company, or the purchase of all Class C Interests owned by an Interest Holder pursuant to this Agreement) the maximum number of Class C Units subject to redemption in any calendar year shall not exceed two hundred (200) Class C Units. In the event that less than all of the issued and outstanding Class C Units are purchased and redeemed by the Company, the Managers shall have full power and sole discretion to determine the Class C Units to be purchased and redeemed, or may purchase and redeem Class C Units from all Class C Interest Holders on a pro rata basis. Less than all of the Class C Units at any time outstanding may not be redeemed until all Unpaid Priority Returns shall have been paid for all past years and until full Priority Returns for the then current year on all Class C Units then outstanding (other than Class C Units to be purchased and redeemed) shall have been paid. The Company shall give written notice of the redemption of any Class C Units not less than ten (10) days prior to the date designated in such notice as a day for such redemption to the holders of the Class C Units to be redeemed.

ARTICLE IX

Provisions Affecting Class B Membership Interests

     Section 9.1. LaCrosse Family Group's Option to Purchase Class B Units. At any time on or after 12:01 a.m. (Chicago, Illinois, time) on the fifteenth
(15th) anniversary of the Effective Date of this Agreement (the "LaCrosse Option Date"), the LaCrosse Family Group or any members thereof shall have the option to purchase no less than all of the Class B Units owned by the Bart Family Group (the "Option"). The LaCrosse Family Group may at any time assign its Option rights hereunder to the Company or NWS, or any of their respective Affiliates. The Option shall be subject to the following terms and conditions:

          (a) The exercise of the Option shall be in writing and shall set out, in reasonable detail, the terms and conditions of the proposed purchase, including the number of Class B Units being offered (which must be all), the price per Class B Unit, the total option price (the "Exercise Price"), a statement of the manner in which the Exercise Price may be paid as set out in paragraph (b) of this Section 9.1, the date of the closing (the "Closing"), which shall not be less than sixty (60) days nor more than ninety (90) days from the date of the exercise of the Option, and which Closing shall be during regular business hours, and the place of such Closing shall be within the City of Chicago, Illinois. The date that the LaCrosse Family Group gives notice of the exercise of the Option shall be referred to in this Agreement as the "Option Exercise Date." The Exercise Price shall be equal to the sum of (i) the purchase price for the Class B Units as determined in accordance with Section 9.3. plus (ii) if the Option Exercise Date occurs during the 10 year period commencing on the LaCrosse Option Date, a premium amount, depending on the calendar year during which the Option Exercise Date occurs, starting at twenty percent (20%) of such purchase price, if the Option Exercise Date occurs during the calendar year commencing on the LaCrosse Option Date, and reducing by two percent (2%) each calendar year thereafter so that after the end of such 10 year period the premium amount shall be zero. All Members agree that, upon the Closing, each Purchaser of Class B Units pursuant to the Option shall be admitted as a Substitute Member of the Company.

          (b) The Purchaser(s) of the Class B Units in accordance with the terms of this Section 9.1 may, at their option, pay no less than twenty percent (20%) of the Exercise Price in cash at the Closing with the remainder to be paid in four (4) consecutive equal annual installments commencing after the Closing date. Interest at the Applicable Interest Rate shall be payable on the unpaid principal balance at the same time that principal installments are due and payable. The unpaid balance shall be evidenced by a series of four (4) promissory notes to each selling Class B Interest Holder made by the Purchaser(s) in such form as is reasonably acceptable to both Family Groups. Each note may be prepaid in whole or in part at any time without premium or penalty; provided that any prepayment shall be applied against the installments thereafter falling due in the inverse order of their maturities.

          (c) Each  Purchaser of Class B Units  pursuant to this Section
     9.1 shall assign to and grant a security interest in the Class B Units purchased by the Purchaser (the "Collateral") to the Bart Family Group, as collateral security for the payment of all notes by such Purchaser made in accordance with paragraph (b) of this Section 9.1. All Class B Units held as collateral security shall be unencumbered as a requirement for the exercise of the deferred payment option under paragraph (b) of this Section
     9.1. The Collateral shall be so held until all of the notes payable by the Purchaser shall have been paid. Upon default in the payment of any one (1) note, the Bart Family Group may sell the Collateral at public or private sale held in accordance with the provisions of the Uniform Commercial Code as enacted in the State of Illinois. All parties agree that thirty (30) days' written notice of the public or private sale to the defaulting Purchasers shall be reasonable notification of such matters. The Bart Family Group and any of its members shall have the right to bid at any such sale. The proceeds of any such sale shall be applied first to the expenses thereof, and next to the payment of the then unpaid balance due and owing the Bart Family Group from such Purchaser. The excess of such proceeds, if any, shall be paid to such Purchaser. If the proceeds are insufficient to satisfy the unpaid balance, the Purchaser shall be liable for any deficiency. During the time the Collateral is held in accordance herewith, so long as the Purchaser is not in default, the Purchaser shall be entitled to all Membership Interests with respect to the Class B Interests purchased by the Purchaser, including any distributions with respect thereto.

     Section 9.2. Right of First Refusal to Purchase Class B Units.

          (a) In the event that on or after the LaCrosse Option Date, any member of the Bart Family Group shall receive a bona fide written offer (the "Original Offer") for the purchase for cash of all or part of his Class B Units or Interests, he shall notify the LaCrosse Family Group and the Company that such offer has been made. Such notice shall be in writing and shall have attached thereto a copy of the Original Offer.

          (b) If the Bart Family Group intends to accept the Original Offer, they shall give written notice to the LaCrosse Family Group, NWS, and the Company that they intend to accept such offer. Such notice shall be deemed to be an offer to sell all of the Class B Units referred to in the Original Offer to the LaCrosse Family Group (or any member thereof). NWS, and/or the Company for the same consideration and on the same terms and conditions as forth in the Original Offer (other than the Closing Date).

          (c) Thereafter, for a period of ninety (90) days after the date of such notice, the LaCrosse Family Group, NWS, and the Company shall have exclusive right to purchase all, but not less than all, of the Class B Units referred to in the Original Offer. As, among the LaCrosse Family Group, NWS, and the Company, the LaCrosse Family Group shall have the first right, NWS shall have the second right, and the Company shall have the third right, to purchase the Class B Units referred to in the Original Offer.

          (d) The closing of any such sale of the Class B Units shall take place upon such date at such time and place as shall be agreed to by the Bart Family Group and the Purchasers of the Class B Units, but in no event later than ninety (90) days after notice of the Original Offer to the LaCrosse Family Group, NWS, and the Company. Upon the payment to the Bart Family Group of the price set forth in the Original Offer, the Bart Family Group shall assign to the Purchaser(s) all Membership Interests with respect to the Units purchased by the Purchasers, free and clear of any liens, encumbrances, restrictions and other claims (except for transfer restrictions imposed by this Agreement). The Members agree that, upon the Closing, the Purchaser(s) of the Class B Units shall be admitted as Substitute Member(s) of the Company.

          (e) In the event that the LaCrosse Family Group, NWS, and/or the Company elect not to exercise such right of first refusal, the Bart Family Group shall then have the right to convey to and only to the party making the Original Offer the number of Class B Units referred to, and strictly in accordance with the terms and conditions stated in, the Original Offer, provided, however, if the Bart Family Group does not complete the transfer of such offered Class B Units to the party specified in the Original Offer within ninety (90) days after the LaCrosse Family Group, NWS, and the Company fail to exercise their right of first refusal to purchase such offered Class B Units pursuant to this Section 9.2, then the authority of the Bart Family Group to transfer such Class B Units shall terminate, and all Class B Units shall again be subject to all of the terms, conditions and restrictions of this Agreement. Such Class B Units, whether purchased by the third party or by the LaCrosse Family Group, NWS, or the Company shall continue to be subject to the terms, covenants and conditions of this Agreement.

     Section 9.3. Purchase Price.

          Subsection 9.3.1. Purchase Price for Class B Units. The purchase price for each Class B Unit purchased and sold pursuant to Section 9.1 of this Agreement shall be equal to (plus any premium amount required by Section 9.1):

               (a) A total of:

                    (i) The Adjusted Net Book Value of the Company (as determined in accordance with Subsection 9.3.2) as of the last day of the month immediately preceding the month during which the Option Exercise Date occurred (the "Valuation Date"),

                    (ii) plus the pre-tax earnings, or minus the pre-tax losses, of the Company for the fiscal year of the Company immediately preceding the fiscal year during which the Option Exercise Date occurred, based upon the financial statements of the Company for such preceding fiscal year,

                    (iii)minus the total  Redemption  Price for all  outstanding
                         Class C Units as of the Closing Date, if any;

               (b) divided by the total number of Class A Units and Class B Units outstanding as of the Closing Date.

          Subsection 9.3.2. Determination of Adjusted Net Book Value. The Adjusted Net Book Value of the Company shall be the net book value of the Company determined from the Company's regularly maintained books of account in accordance with past accounting practices consistently applied, subject, however, to the following adjustments:

               (a) The Adjusted Net Book Value shall not include any value for any goodwill, deferred pension cost, unamortized organization and start up expenses, or unamortized loan fees, other than any tax benefits resulting from any income tax deductions which may be lawfully taken with respect to such items subsequent to the Valuation Date, determined by multiplying the amount of any such deductions by the Tax Rate on the Valuation Date.

               (b) All real estate and the improvements thereon (the "Real Estate") shall be valued at the fair market value thereof on the Valuation Date, reduced by an amount equal to (i) the difference between the fair market value of the Real Estate on the Valuation Date and the Company's income tax basis of the Real Estate (ii) multiplied by the Applicable Tax Rate in effect on the Valuation Date. Promptly following the occurrence of the Option Exercise Date, the Transferors and Purchasers of Units shall each select an independent real estate appraiser who is a member of the American Institute of Real Estate Appraisers and possesses an MAI designation and shall notify the other party of their selection. The appraiser selected by the Purchasers shall complete his appraisal of the Real Estate within forty-five (45) days after the occurrence of the Option Exercise Date. If the appraised value of the Real Estate as determined by such appraiser selected by the Purchasers is acceptable to the Transferors, then such appraised value shall constitute the fair market value of the Real Estate hereunder. If the appraised value of the Real Estate as determined by the appraiser selected by the Purchasers is not acceptable to the Transferors, then the appraiser selected by the Transferors shall complete his appraisal of the Real Estate within seventy-five (75) days after the occurrence of the Option Exercise Date. If the appraised value of the Real Estate as determined by the appraiser selected by the Transferors is acceptable to the Purchasers, then such appraised value shall constitute the fair market value of the Real Estate hereunder. If the appraised value of the Real Estate as determined by the appraiser selected by the Transferors is not acceptable to the Purchasers, then for the purposes of this Agreement, the fair market value of the Real Estate shall be equal to the average of the two appraisals. The Purchasers and Transferors shall share equally the costs of all appraisals.

               (c) The Adjusted Net Book Value shall be increased by the amount of the current LIFO reserves on the Valuation Date, reduced by an amount equal to the Applicable Tax Rate in effect on the Valuation Date multiplied by the amount of such LIFO reserves.

          Subsection 9.3.3. Determination of Purchase Price. The total purchase price payable by any Purchaser of Class B Units pursuant to Section 9.1 shall be equal to the purchase price per Class B Unit determined in accordance with this Section 9.3 multiplied by the number of Class B Units purchased by the Purchaser. If the Purchasers and the Transferors are unable to agree upon the Purchase Price within ninety (90) days after the Option Exercise Date, the Purchase Price for the Class B Units shall be determined by the Company's Accountants pursuant to and in accordance with this Agreement, which determination shall be conclusive and binding upon all parties to this Agreement.

ARTICLE X

Transfer of Interests

     Section 10.1. Permitted Transfers. Subject to the satisfaction of the conditions set forth in Section 10.2, the following Transfers of Interests shall be permitted (the "Permitted Transfers"): (i) the Class A Interest Holders may at any time sell, assign, gift or otherwise Transfer all or any part of its or his Interests to any Affiliate of NWS or to any member or members of the LaCrosse Family Group or Johnston Family Group; (ii) the Class B Interest Holders may at any time sell, assign, gift or otherwise Transfer all or any part of his Interests to any member or members of the Bart Family Group; (iii) the Class C Interest Holders may at any time sell, assign, gift or otherwise Transfer all or any part of his Interests to any Affiliate of NWS or to any member or members of the LaCrosse Family Group or Johnston Family Group; (iv) any Transfers of Class B Interests to, the LaCrosse Family Group, NWS or the Company pursuant to Sections 9.1 or 9.2; (v) any redemption of Class C Interests pursuant to Section 8.2; (vi) any Transfers of Class B Interests pursuant to the Put Option Agreement; and (vii) any Transfers of Interests made with the prior written consent of a Majority in Interest of the Class A Members and a Majority in Interest of the Class B Members. All Interests Transferred pursuant to this
Section 10.1 shall remain subject to the terms and conditions of this Agreement.

     Section 10.2. Conditions of Transfer. No Member or Transferee (the "Transferor") shall sell, assign, exchange, gift or otherwise Transfer all or any part of the Transferor's Interests (or Membership Interests), unless and until all of the following requirements are satisfied:

          (a) The Transferor and transferee shall execute and deliver to the Company such instruments of transfer, assignment, and assumption and other certificates, instruments, and documents, and shall perform such other acts, as the Managers may deem necessary or advisable to fully effectuate such Transfer;

          (b) The transferee shall execute a written instrument, in form reasonably satisfactory to the Company, agreeing to be bound by all provisions of this Agreement; and

          (c) The transferee shall furnish to the Company the transferee's taxpayer identification number, sufficient information to determine the transferee's initial tax basis in the Interests transferred, any other information reasonably necessary to permit the Company to file all required federal and state tax returns, and other legally required information statements and returns.

Any  Transfer of an Interest  made in  compliance  with the  provisions  of this
Section 10.2 shall be deemed effective as of the first day of the first month following the satisfaction of all of the requirements contained in this Subsection, and thereupon, the transferee shall be deemed a Transferee. Any attempted Transfer of an Interest or any part thereof not in compliance with the requirements of this Subsection shall be null and void ab initio. Each Transferor shall indemnify the Company and the other Members from and against any and all loss, damage, and expense, including, without limitation, tax liabilities and loss of tax benefits, arising directly or indirectly as a result of any Transfer or purported Transfer in violation of the provisions of this Section.

     Section 10.3. Admission of Transferee as Substitute Member. A Transferee of Interests received in a Permitted Transfer made in compliance with Section 10.2 shall be admitted as a Substitute Member unless otherwise directed by the Transferor. Any Transferee of Interests not received in a Permitted Transfer shall have the right to become a Substitute Member with respect to such Interests if and when: (i) the admission of such Transferee as a Substitute Member is approved by a Majority in Interest of the Class A Members and a Majority in Interest of the Class B Members; (ii) all of the requirements contained in Section 10.2 shall have been satisfied; and (iii) the Transferor and/or Transferee shall pay any and all expenses incurred by the Company in connection with the admission of the Transferee as a Substitute Member, including, without limitation, all reasonable attorneys' fees and expenses of preparing any amendments to this Agreement.

     Section 10.4. Rights of Transferee. Unless and until a Transferee is admitted as a Substitute Member, a Transferee shall not be entitled to participate in the management or conduct of the Company's business, require access to information concerning the Company's transactions, or inspect or copy any of the Company's records. A Transferee who is not admitted as a Substitute Member shall only be entitled to: (i) receive distributions to which the Transferor would otherwise be entitled with respect to the transferred Interests, and (ii) upon dissolution and winding up of the Company's business, receive the net amount otherwise distributable to the Transferor with respect to the transferred Interests and receive a statement of account only from the date of the latest statement of account agreed to by all of the Members.

     Section 10.5. Rights of Transferring Member. If a Member assigns all or any portion of his Interests in the Company to a Transferee in accordance with this Agreement, then unless and until such Member ceases to be a Member pursuant to this Agreement and the Act or unless and until such Transferee is admitted as a Substitute Member, such transferring Member shall be entitled to the Membership Interests (other than the Interests) incident to such assigned Interests.

     Section 10.6. Restrictions on Transfers. Except for the Permitted Transfers, no Member or Transferee shall be permitted to sell, assign, exchange, gift, pledge, hypothecate, encumber, or otherwise Transfer all or any part of his or its Interests or Membership Interests. Each Member hereby acknowledges the reasonableness of this prohibition in view of the purposes of the Company and the relationship with the Members. Any attempted Transfer of any Interests or Membership Interests, or any part thereof, shall be null and void ab initio, and the proposed transferee shall acquire no rights incident to such Interests.

ARTICLE XI

Changes in Members

     Section 11.1. Additional Members. Subject to the provisions of Section 2.3, the Members may at any time admit any Person as an Additional Member of the Company and grant to such Person such Interests, and such Person shall make such Capital Contributions to the Company, as shall be determined by a Majority in Interest of the Class A Members and a Majority in Interest of the Class B Members. Such Person shall be admitted as an Additional Member as of the first day of the first month following the satisfaction of all of the following requirements: (i) the admission of such Person as an Additional Member is approved by a Majority in Interest of the Class A Members and a Majority in Interest of the Class B Members; (ii) such Person pays or otherwise makes all required Capital Contributions; and (iii) such Person executes this Agreement, or a counterpart signature page hereof, agreeing to be bound by the provisions of this Agreement, and such other documents and instruments as shall be reasonably required by the Managers to effectuate the admission of such Person as an Additional Member.

     Section 11.2.  Events of Dissociation.  A Person shall cease to be a Member
(the "Dissociated Member") of the Company upon the occurrence of any of the following events:

          (a) The Company's having received notice of the Member's express will to voluntarily withdraw upon the date of notice or on a later date specified by the Member; provided that such withdrawal shall be deemed to be a wrongful dissociation under Section 35-50 of the Act unless the Member has obtained the prior written consent of all other Members to such Member's withdrawal, or unless such withdrawal is done pursuant to the exercise of rights under the Put Option Agreement;

          (b) The Transfer of all of a Member's Interest, other than a Transfer for security purposes or a court order charging the Member's interests that have not been foreclosed;

          (c) The Member's expulsion by the unanimous vote of all of the other Members if: (i) it is unlawful to carry on the Company's business with the Member; (ii) there has been a transfer of substantially all of the Member's Interests, other than a Transfer for security purposes or a court order charging the Member's Interests that have not been foreclosed; (iii) within ninety (90) days after the Company notifies a corporate Member that it will be expelled because it has filed a certificate of dissolution or the equivalent, its charter has been revoked, or its right to conduct business has been suspended by the jurisdiction of its incorporation, the Member fails to obtain a revocation of the certificate of dissolution or a reinstatement of its charter or its right to conduct business; or (iv) a partnership or a limited liability company that is a Member has been dissolved and its business is being wound up;

          (d) On application by the Company or another Member, the Member is expelled by judicial determination because the Member: (i) engaged in wrongful conduct that adversely and materially affected the Company's business; (ii) willfully or persistently committed a material breach of this Agreement or of a duty owed to the Company or the Members under
     Section 15-3 of the Act; or (iii) engaged in conduct relating to the Company's business that makes it not reasonably practicable to carry on the business with the Member;

          (e) The Member: (i) becomes a Debtor in Bankruptcy, (ii) executes an assignment for the benefit of creditors; (iii) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Member or of all or substantially all of the Member's property; or (iv) fails, within ninety (90) days after the appointment, to have vacated or stayed the appointment of a trustee, receiver, or liquidator of the Member or of all or substantially all of the Member's property obtained without the Member's consent of acquiescence, or fails within ninety (90) days after the expiration of a stay to have the appointment vacated;

          (f) In the case of a Member who is an individual: (i) the death of the Member; (ii) the appointment of a guardian or general conservator for the Member; or (iii) a judicial determination that the Member has otherwise become incapable of performing the Member's duties under the Agreement;

          (g) In the case of a Member that is a trust or is acting as a Member by virtue of being, a trustee of a trust, the distribution of the trust's entire rights to receive distributions from the Company, but not merely by reason of the substitution of a successor trustee;

          (h) In the case of a Member that is an estate or is acting as a Member by virtue of being a personal representative of an estate, the distribution of the estate's entire rights to receive distributions from the Company, but not merely the substitution of a successor personal representative; or

          (i) The termination of the existence of a Member, if the Member is not an individual, estate, or trust other than a business trust.

     Section 11.3. Effects of Dissociation.

          Subsection 11.3.1. Wrongful Dissociation. A Member's dissociation from the Company shall be wrongful only if it is in breach of an express provision of this Agreement or if it is deemed to be wrongful under this Agreement. A Member who wrongfully dissociates from the Company shall be liable to the Company and to the other Members for any damages caused by the dissociation, in addition to any other obligations of the Member to the Company or to the other Members under this Agreement or by law. If the Company does not dissolve and wind up its business as a result of the Member's wrongful dissociation, any damages sustained by the Company for the wrongful dissociation (which shall be monetary damages only and not specific performance) shall be offset against any distributions otherwise due the Member (or his Transferees) after the dissociation.

          Subsection 11.3.2. Rightful or Wrongful Dissociation. Upon a Member's dissociation from the Company, whether such dissociation is rightful or wrongful, the Member shall cease to be a Member and shall be treated the same as a Transferee, and the Member's right to participate in the management and conduct of the Company's business shall terminate, except that a Member who has not wrongfully dissociated from the Company may participate in winding up of the Company's business. Upon a Member's dissociation from the Company, except as expressly provided otherwise in this Agreement or the Put Option Agreement, the Company shall not be required to purchase the Dissociated Member's Interests pursuant to Section35-60 of the Act, and thereafter, the Dissociated Member, or his successors or assigns, shall have the rights as a Transferee in the Company and shall be entitled to receive only those distributions to which such Dissociated Member would have been entitled had such Dissociated Member remained a Member (and only at such times as such distributions would have been made had such Dissociated Member remained a Member). Each Member, on behalf of such Member and such Member's successors and assigns, hereby waives any and all rights under Sections 35-60 and 35-65 of the Act to receive the fair value of such Member's Interests in the Company upon such Member's dissociation from the Company.

ARTICLE XII

Dissolution and Winding Up

     Section 12.1. Dissolution Events. The Company shall be dissolved, and, unless continued pursuant to Section 12.2, its business shall be wound up, upon the occurrence of any of the following, events:

          (a) The occurrence of an event that makes it unlawful for all or substantially all of the business of the Company to be continued, unless such illegality is cured within ninety (90) days after notice to the Company of the event, which cure shall be effective retroactively to the date of the event for the purpose of this Section 12.1;

          (b) Upon the entry of a judicial decree on the application by any Member or a Dissociated Member that: (i) the economic purpose of the Company is likely to be unreasonably frustrated; (ii) another Member has engaged in conduct relating to the %Company's business that makes it not reasonably practicable to carry on the Company's business with that Member;
     (iii) it is not otherwise reasonably practicable to carry on the Company's business in conformity with the Articles and this Agreement; or (iv) the Managers or Members in control of the Company have acted, are acting, or will act in a manner that is illegal, oppressive, or fraudulent with respect to the petitioner;

          (c) The administrative dissolution of the Company under Section 35-25 of the Act, unless the Company is reinstated within ninety (90) days after it receives notice of such administrative dissolution; or

          (d) The written consent or agreement of a Majority in Interest of the Class A Members and a Majority in Interest of the Class B Members.

Notwithstanding any provision in this Agreement to the contrary, no Transferee of an Interest shall have the right to institute a proceeding to obtain a judicial determination that it is equitable to wind up the Company's business.

     Section 12.2. Continuation of Company After Dissolution. Notwithstanding the dissolution of the Company, the business of the Company shall be continued if, at any time within ninety (90) days after the dissolution of the Company and before the winding up of its business is completed, a Majority in Interest of the Class A Members and a Majority in Interest of the Class B Members (excluding a Dissociated Member whose dissociation caused the dissolution) waive the right to have the Company's business wound up and the Company terminated. In such event, the Company shall resume carrying on its business as if dissolution had never occurred and any liability incurred by the Company or a Member after the dissolution and before the waiver is determined as if the dissolution had never occurred, and the rights of a third party accruing under Section 35-7(a) of the Act or arising out of conduct in reliance on the dissolution before the third party knew or received a notification of the waiver shall not be adversely affected.

     Section 12.3. Winding Up Company's Business. After the dissolution of the Company, unless and until the business of the Company is continued in accordance with Section 12.2, the Managers shall wind up the Company's business and affairs in accordance with the Act. A Dissociated Member who has wrongfully dissociated may not participate in the winding up of the Company's business and affairs.

     Section 12.4. Distribution of Assets. Upon the winding up of the Company, the assets of the Company shall be distributed as follows:

          (a) First, to the creditors of the Company (including Members and Managers who are creditors to the extent permitted by law) to satisfy the liabilities of the Company, whether by payment or by the establishment of adequate reserves;

          (b)  Second,  to  the  Class  C  Interest  Holders,   the  Liquidation
     Preference Amount in accordance with the provisions of Section 8.1 (but only to the extent of the positive balances in the Capital Accounts of the Class C Interest Holders), after taking into account any allocations of Profits or Losses, any distributions. and all other Capital Account adjustments for the Company's taxable year in which the liquidation occurs; and

          (c) Third, to the Interest Holders in accordance with the positive balances in their respective Capital Accounts, after taking into account any allocations of Profits or Losses, any distributions, and all other Capital Account adjustments for the Company's taxable year in which the liquidation occurs.

Distributions to Interest Holders shall be in cash or property (which need not be distributed proportionately), or partly in both, as determined by the Managers. Liquidation proceeds shall be paid within sixty (60) days after the end of the Company's taxable year during which liquidation occurs, or, if later, within ninety (90) days after the date of liquidation.

     Section 12.5. Articles of Dissolution. When all debts, liabilities and obligations of the Company have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets of the Company have been distributed, Articles of Dissolution as required by the Act shall be executed in duplicate and filed with the Illinois Secretary of State. Upon the filing of the Articles of Dissolution with the Illinois Secretary of State, the existence of the Company shall terminate, except for the purpose of suits, other proceedings, and appropriate action as provided in the Act.

ARTICLE XIII

Indemnification

     Section 13.1. Definitions. As used in this Article XIII:

          (a) "Claim" means any threatened, pending, or completed claim, action, suit or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, and all appeals thereof, in which an Eligible Person was, is, or is threatened to be, made a named defendant or respondent, or is otherwise involved because he or she is or was an Eligible Person.

          (b) "Eligible Person" means and includes: (i) any Person who is or was a Member, Manager or Organizer; (ii) any responsible officer, partner, shareholder, director. or manager of any such Member, Manager, or Organizer which is an Entity; and (iii) if approved by a Majority in Interest of the Members, any Person who is or was a Transferee, officer, employee, or agent of the Company.

          (c)  "Expenses"  means and  includes  all  direct and  indirect  costs
     (including without limitation, counsel fees, retainer fees, court costs, transcript expenses, fees of experts, witness fees, travel expenses, duplication costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or out-of-pocket expenses) actually incurred in connection with the investigation, defense, settlement, or appeal of a Claim or in establishing or enforcing a right to indemnification under this Article, applicable law, or otherwise.

          (d) "Liability" means the obligation to pay any judgment, settlement, penalty, fine, excise tax (including excise taxes assessed with respect to an employee benefit plan), or reasonable Expenses incurred with respect to a Claim.

          (e) "Wholly Successful" means, with respect to a Claim: (i) the termination of the Claim against the Eligible Person without any finding of liability or guilt against him; (ii) the approval by a court or agency, with knowledge of the indemnity provided herein, of a settlement of the Claim; or (iii) the expiration of a reasonable period of time after the threatened making of a Claim without commencement of an action, suit or proceeding and without any payment or promise made to induce a settlement.

     Section 13.2. Indemnification Rights. To the greatest extent not inconsistent with the laws of the State of Illinois, the Company shall indemnify as a matter of right any Eligible Person against all Liability (including Expenses) incurred by such Eligible Person in connection with any Claim, if:

               (i) Such Eligible Person is Wholly Successful with respect to the Claim; or

               (ii) It  shall  be   determined   in  the   specific   case  that
                    indemnification of such Eligible Person is permissible in the circumstances because the Eligible Person has met the standard of conduct for indemnification set forth in Section
                    13.3. For the purpose of this clause (ii), such determination shall be made by either: (y) a Majority in Interest of the Members who are not at the time parties to the Claim; or (z) special legal counsel or other third party selected by a Majority in Interest of the Members.

     Section 13.3. Standard of Conduct. The Company shall indemnify an Eligible Person (other than an Eligible Person who has been Wholly Successful with respect to a Claim) under this Article only if it is determined in accordance with the provisions of Section 13.2 that: (i) such Eligible Person's conduct or failure to act was in good faith and did not constitute grossly negligent or reckless conduct, intentional misconduct, a knowing violation of law, or a material breach of this Agreement; and (ii) such Eligible Person reasonably believed that his or her conduct was in the best interests of the Company or at least not opposed to its best interests; and (iii) with respect to any criminal Claim, such Eligible Person had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Claim by judgment, order, settlement (with or without court approval), or conviction, or upon a plea of guilty or nolo contendere or its equivalent, shall not, of itself, be determinative that the Eligible Person did not meet the standard of conduct set forth in this Section. An Eligible Person's conduct with respect to an employee benefit plan which the Person reasonably believed to be in the best interests of the participants in, or beneficiaries of, the plan shall be deemed to be conduct that satisfies the requirements of clause (ii) above of this Section.

     Section 13.4. Reliance on Information. For the purposes of any determination under Section 13.2, an Eligible Person shall be deemed to have acted in good faith and to have otherwise met the applicable standard of conduct set forth in Section 13.3 if the action is based on information, opinions, reports, or statements, including financial statements and other financial data, prepared or presented by: (i) one or more Members or employees of the Company or another enterprise whom the Eligible Person reasonably believes to be reliable and competent in the matters presented; (ii) legal counsel, appraisers or other Persons as to matters reasonably believed to be within such Person's professional or expert confidence, unless the Eligible Person seeking indemnification knew or should have known that the report, opinion or statement was based upon information that was materially misleading or the professional issuing the report, opinion, or statement did not have knowledge of the material facts necessary for the report, opinion or statement to be accurate; or (iii) the Board of Directors or other governing body of another enterprise. The term "another enterprise" as used in this Section shall mean any other corporation or any partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which such Eligible Person is or was serving at the request of the Company as a director, officer, partner, member, trustee, employee or agent. The provisions of this Section 13.4 shall not be deem to be exclusive or to limit in any way the circumstances in which an Eligible Person may be deemed to have met the applicable standard of conduct set forth in
Section 13.3.

     Section 13.5. Advance of Expenses. The Company may pay for or reimburse the reasonable Expenses incurred by an Eligible Person in connection with any Claim in advance of final disposition thereof, or, where appropriate, assume the defense of such Eligible Person against such Claim at the Company's expense, if:
(i) the Eligible Person furnishes to the Company a written affirmation of the Eligible Person's good faith belief that he or she has met the standard of conduct for indemnification described in Section 13.3; (ii) the Eligible Person furnishes to the Company a written undertaking, approved in form and substance by the Company, by or on behalf of such Eligible Person to repay all such advanced Expenses if it is ultimately determined that he or she is not entitled to indemnification: and (iii) a determination is made in accordance with Section
13.2 that, based upon facts then known to those making the determination, indemnification would not be precluded under this Article XIII. The undertaking described in clause (ii) above must be a general obligation of the Eligible Person, subject to such reasonable limitations as the Company may permit, but need not be secured and may be accepted without reference to financial ability to make repayment.

     Section 13.6. Indemnification Not Exclusive. The rights of indemnification and advance of Expenses provided for in this Article XIII shall be in addition to, and shall not exclude, limit or preclude, any other rights to which any Eligible Person or other Person seeking indemnification or advance of Expenses may be entitled to under the Act, any agreement or contract, any other applicable law, or otherwise.

     Section 13.7. Insurance. The Company may purchase and maintain insurance on behalf of any Eligible Person against any liability asserted against or incurred by such Eligible Person in any capacity or arising out of his or her status as such, whether or not the Company has the obligation or power to indemnify such Eligible Person against such liability under the provisions of this Article XIII, the Act, the Articles, any applicable law, or otherwise.

     Section 13.8. Effective Date; Continuation of Indemnity. The provisions of this Article0 XIII shall be applicable to Claims made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after adoption hereof. The right of any Eligible Person to indemnification under this Article shall vest at the time of occurrence or performance of any event, act or omission giving rise to any Claim, and, once vested, shall not later be impaired as a result of any amendment, repeal, alteration or other modification of any or all of the provisions in this Article. The provisions of this Article XIII shall continue to apply to Claims made or commenced against any Person who has ceased to be an Eligible Person and shall inure to the benefit of the estate, heirs and personal representatives of such Person.


ARTICLE XIV

Miscellaneous Provisions

     Section 14.1. No Liability for Company Debts. The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are and shall be solely the debts, obligations, and liabilities of the Company. A Member or Manager shall not be personally liable for any debt, obligation, or liability of the Company solely by reason of being or acting as a Member or Manager. The failure of the Company to observe the usual Company formalities or requirements relating to the exercise of its Company powers or management of its business shall not be a ground for imposing personal liability on the Members or Managers for the liabilities of the Company.

     Section 14.2. Confidentiality. Each Member acknowledges that, as a result of his relationship with the Company, he may acquire, or has acquired, access to or knowledge of certain (i) trade secrets of the Company ("Trade Secrets"), and
(ii) information relating to the Company or its business and affairs (whether or not constituting Trade Secrets), including, without limitation, the names, addresses and other information and records relating to the Company's past, present, and potential customers, clients and suppliers, technologies, formulas, know-how, sales, marketing and distribution methods and strategies, new products and services, project proposals and work in process, business plans, financial results and financial conditions, computer programs and software (including flow charts, logic diagrams, object codes and source codes), and all notes, memoranda, correspondence, records and other written documents relating to such information, whether or not marked "Confidential " (the information described in clauses (i) and (ii) of this Section is collectively referred to herein as the "Confidential Information"). Each Member further acknowledges that all such Confidential Information is the property of the Company and that any disclosure of such Confidential Information in violation of this Agreement will substantially and adversely affect the business of the Company. Each Member therefore agrees that he shall forever keep confidential all such Confidential Information and shall not, directly or indirectly, disclose to anyone (except in furtherance of the Company's or any Affiliate's business), or use for such Member's benefit or to the detriment of the Company or any Affiliate of the Company, any such Confidential Information or authorize, cause, or induce others to do so. Notwithstanding the foregoing, the confidentiality covenants contained herein shall not apply to any information that is or becomes generally available to the public other than as a result of a disclosure by the Member or that is required to be disclosed to the Company's Banks, other lenders, or other Persons providing capital to the Company, NWS, or National Wine or in any judicial or Administrative proceeding. This Section supplements and does not supersede the Member's obligations under all statutes and common laws intended to protect the Company's Trade Secrets.

     Section 14.3. Conflict Transactions. Any contract or other transaction between the Company and any Member or Manager, or any Affiliate of the Member or Manager, including any contract or other transaction that may violate a fiduciary duty or standard of care required under the Act (a "Conflict Transaction"), shall be valid for all purposes if: (i) the material facts of the transaction and the Member's, Manager's, or Affiliate's interest were disclosed or known to the Managers, and the transaction is approved or ratified by a majority in number of the Managers who have no interest in the Conflict Transaction, notwithstanding the fact that such majority may not constitute a majority of the total number of Managers; or (ii) the material facts of the transaction and the Member's, Manager's, or Affiliate's interest were disclosed or known to the Members, and the transaction was approved or ratified by a Majority in Interest of the Members; or (iii) the transaction was fair to the Company. This Section shall not be construed to require authorization, ratification, or approval by the Members of any Conflict Transaction or invalidate any Conflict Transaction that would otherwise be valid under common and statutory law applicable thereto.

     Section 14.4. Amendments. This Agreement may be amended or modified from time to time only by a written instrument approved by a Majority in Interest of the Members, except that any amendment that would (i) impose additional liability on any Member, (ii) increase the amount of Capital Contributions required of a Member (other than additional Capital Contributions approved pursuant to Section 2.3) or accelerate the dates of payment of any required Capital Contributions, (iii) alter the rights of a Member in distributions, Profits or Losses or the rights of a Member to approve or otherwise consent to certain actions as provided in this Agreement, or (iv) modify the provisions of this Section shall require the approval of all Members. All amendments to this Agreement must be in writing.

     Section 14.5. Waivers. No provision of this Agreement shall be deemed to have been waived unless such waiver is executed in writing by the party waiving such provision. No waiver of any provision of this Agreement shall constitute a waiver of any other provision of this Agreement. No waiver of any breach or violation of any provision of this Agreement shall constitute a waiver of any subsequent breach of such provision.

     Section 14.6. Title to Company Property. Legal title to all property of the Company shall be held and conveyed in the name of the Company.

     Section 14.7. Organization Expenses. The Company shall pay all expenses incurred in connection with the organization of the Company.

     Section 14.8. No Partnership Intended for Non-Tax Purposes. The Members have formed the Company under the Act and expressly do not intend hereby to form a partnership or limited partnership. The Members do not intend to be partners to one another or partners as to any third party.

     Section 14.9. Rights of Creditors and Third Parties Under this Agreement. This Agreement is entered into among the Members for the exclusive benefit of the Company and the Members, and their successors and assigns (subject to the provisions hereof restricting transfer of Interests), and is expressly not intended for the benefit of any creditor of the Company or any other Person. Except and only to the extent provided by applicable statute, no such creditor or third Person shall have any rights or remedies under this Agreement or any agreement between the Company and any Member with respect to any Capital Contribution or otherwise.

     Section  14.10.   Representations   and  Warranties.   Each  Member  hereby
represents and warrants to the Company and each other Member that:

          (a) The Member is acquiring his Interests in the Company based upon his own investigation, and the exercise by such Member of his rights and the performance of his obligations under this Agreement, will be based upon his own investigation, analysis and expertise. Prior to such Member's execution of this Agreement, such Member: (i) has been given the opportunity to ask questions concerning the Company and the terms and conditions of the offering of the Interests, all of which have been answered to his full satisfaction; (ii) has been given the opportunity to obtain any additional information material to the Company and the Interests which he has requested; and (iii) has either had access to all of the material facts with respect to the Interests by reason of his active involvement in the organization and/or management of the Company or has otherwise received all of the material facts with respect to the Company and the Interests.

          (b) The Member is acquiring the Interests for his own investment and for his own account and has no present intention to sell, distribute, or otherwise transfer the Interests, directly or indirectly, to any other Person.

          (c) The Member understands and acknowledges that: (i) the Interests have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws, in reliance upon certain exemptions from such registration requirements, (ii) the Company has no present intention to register the Interests; and (iii) the Interests may not be sold or otherwise transferred unless and until the Interests are registered under the applicable state and federal securities laws or unless exemptions from such registration requirements are available.

          (d) The Member has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of investing in the Interests. The Member has adequate means of providing for his current and anticipated financial needs, and is able to bear the economic risk of an investment in the Interests for an indefinite period of time, including the possibility of a total loss thereof.

          (e) The Member acknowledges that he is aware of all restrictions imposed upon the transferability and resale of the Interests pursuant to this Agreement and otherwise.

     Section 14.11. Reliance on Authority of Person Signing Agreement. If a Member is an Entity, neither the Company nor any Member or Manager shall be required to: (i) determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of such Entity or to determine any fact or circumstance bearing upon the existence of the authority of such individual; or (ii) see to the application of distributions paid or credited to such individual signing this Agreement on behalf of such Entity.

     Section 14.12. Notices. Except as expressly provided otherwise in this Agreement, any notice or other communication required to be given pursuant to this Agreement shall be in writing and shall be either: (i) delivered personally to the party to be notified, (ii) sent by United States mail, first class postage prepaid, to the party to be notified, (iii) delivered by an overnight delivery courier service to the party to be notified, or (iv) transmitted by facsimile to the party to be notified at such party's facsimile number provided from time to time by such party to the Company. Any notice to the Company or any Manager who is not a Member shall be addressed to the Company's principal place of business, and any notice to any Interest Holder (including a Member in his capacity as a Schedule A attached hereto. Any such notice shall be deemed to have been given as of the earlier of: (a) the date of actual receipt of such notice, or (b) the third business day following the date on which the mail containing such notice is posted if sent by United States mail, or (c) the first business day after such notice is delivered to an overnight delivery courier service for delivery to the party to be notified, or (d) the date of the confirmed transmission of any notice by facsimile. Any party to this Agreement may designate a different address or facsimile number to which notices are to be sent to such party by notifying all other parties to this Agreement as to such different address or facsimile number in the manner set forth above in this Section.

     Section 14.13. Unit Certificates. The Company's Units may, at the sole discretion of the Managers, be represented by written certificates. In the event that certificates representing Units are issued, such certificates shall bear a legend indicating the restrictions on transferability set forth in this Agreement.

     Section 14.14. Specific Performance. The parties recognize that irreparable injury will result from any breach of any provision of this Agreement and that money damages will be inadequate to fully remedy the injury. Accordingly, in the event of any breach or threatened breach of any provision of this Agreement, the Company and any Member or Members who may be injured shall be entitled, in addition to any other remedies which may be available, to one or more preliminary or permanent orders: (i) restraining and enjoining any act or omission which would constitute a breach of this Agreement; or (ii) compelling the performance of any obligation which, if not performed, would constitute a breach.

     Section 14.15. Severability. If any provision of this Agreement is held to be unenforceable, invalid or void, such provision shall be deemed to be severable from the remaining provisions of this Agreement, and such holding shall in no way impair or affect the validity or enforceability of the remaining provisions of this Agreement, which shall then be construed as if such invalid or unenforceable provision were omitted.

     Section 14.16. Entire Agreement. This Agreement constitutes the entire agreement among the Members and the Company with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements, representations, understandings, conditions, and warranties, written or oral, not contained in this Agreement or the Articles.

     Section 14.17. Controlling Law. This Agreement and the rights of the parties hereunder shall be governed by, interpreted, and enforced in accordance with the laws of the State of Illinois. Each Member and Transferee hereto submits and consents to the jurisdiction of any state or federal court of competent jurisdiction located in Cook County, Illinois, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of such action or proceeding may be heard and determined by any such court.

     Section 14.18. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns, subject to the provisions hereof restricting the transfer of Interests and the rights of Transferees.

     Section 14.19. Defined Terms. Unless the context of their use requires a different interpretation or unless expressly provided otherwise in this
Agreement, capitalized terms used in this Agreement shall have the meanings assigned to such terms in this Section 14.19 or the meanings assigned to such terms by parenthetic reference throughout this Agreement. Any term used but not defined in this Agreement shall have the meaning set forth in the Act. When used in this Agreement. the following terms shall have the meanings set forth below:

     "Act" means the Illinois Limited Liability Company Act (ILCS 180/1-1 ,et seq.), as amended from time to time.

     "Additional  Member"  means any Person  admitted  as a Member  pursuant  to
Section 11.1.

     "Adjusted Capital Account Deficit" means, with respect to any Interest Holder, the deficit balance, if any, in the Interest Holder's Capital Account as of the end of the relevant taxable year, after giving effect to the following adjustments: (i) the deficit shall be decreased by the amounts which the Interest Holder is obligated to restore pursuant to this Agreement (if any) or is deemed obligated to restore pursuant to Sections 1.704-2(g)(1) and (i)(5) of the Regulations (i.e., the Interest Holder's share of Minimum Gain and Member Minimum Gain); and (ii) the deficit shall be increased by the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations (i.e., certain expected year-end adjustments required for "qualified income offset" provisions).

     "Affiliate" of a Person shall mean (i) any Person which directly or indirectly controls, or is controlled by, or is under common control with, such Person, (ii) for each Person who is an individual, such individual's spouse, any other individual related to such Person or spouse by consanguinity within the third degree or in a step or adoptive relationship within such third degree or related by affinity with such Person or spouse or any such individual, in each case whether the degree of such relationship is determined under common law or civil law, (iii) any Person which owns beneficially or of record 5 % or more of any class of capital stock, partnership interests or any other equity interests of such Person or an Affiliate of such Person or of which 5 % or more of any class of capital. stock (or in the case of a Person that is not a corporation, 5 % or more of the partnership interest or other equity interest) is owned beneficially or of record by such Person or an Affiliate of such Person, and
(iv) any Person directly or indirectly controlling or controlled by any of the foregoing. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" means this Operating Agreement and Schedule A, as amended from time to time.

     "Applicable Interest Rate" means the per annum interest rate charged from time to time by the Company's Banks on National Wine's revolving line of credit financing, or if National Wine has no revolving line of credit financing, the prime rate of interest published in the "Money Rates" section of The Wall Street Journal (Midwest Edition). The Applicable Interest Rate shall change effective on the same day of each change in the applicable interest rate specified above.

     "Applicable Tax Rate" means, at any given time, the combined sum of the highest marginal federal, state and local income tax rates then in effect for any Member or Interest Holder.

     "Articles" means the Articles of Organization of the Company filed with the Illinois Secretary of State, as amended or restated from time to time.

     "Bank Agreements" means any and all credit agreements, loan agreements, reimbursement agreements, indentures, and other agreements with respect to borrowed monies to which the Company, National Wine, or NWS is a party or otherwise bound.

     "Bart Family Group" means Bart and his estate and personal and legal representatives, his spouse, his children and their spouses, Bart's direct descendants and ancestors (whether natural or adopted), and any trust formed and maintained solely for the benefit of the Bart Family Group or any member thereof. All decisions by the Bart Family Group under this Agreement shall be made by the Family Group Representative of the Bart Family Group, and the decision of the Family Group Representative shall be conclusive and binding on all members of the Bart Family Group.

     "Capital Account" means the account established and maintained for each Interest Holder pursuant to Section 2.5.

     "Capital Contribution" means the total amount of cash, property (net of liabilities assumed by the Company or to which the property is subject), services rendered, and promissory notes and other binding obligations to contribute cash or property or to perform services, contributed (or deemed contributed under Section 1.704 1 (b)(2)(iv)(d) of the Regulations) to the Company by a Member. Any reference in this Agreement to the Capital Contribution of a Member or Transferee shall include all Capital Contributions previously made by any predecessor owner of the Interest of such Member or Transferee and shall be reduced by any distributions to such Member, Transferee, or predecessor owner in return of his or its Capital Contributions as contemplated by this Agreement.

     "Company's Accountants" means, at any given time, the firm of certified public accountants then providing accounting and auditing services to the Company.

     "Company's Banks" means, at any given time, the banks then providing the primary revolving line of credit financing to National Wine, NWS, and the Company.

     "Entity" means any association, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, joint stock association, joint venture, firm, trust, business trust, cooperative, foreign association of like structure, or any other Person other than an individual.

     "Exercise  Price"  shall have the meaning  ascribed to such term in Section
9.1.

     "Family Group Representative" means, with respect to each Family Group, that Person designated from time to time by a Family Group as its Family Group Representative by notice thereof to the other Family Groups. If a Family Group is unable to agree on a Family Group Representative, or has otherwise failed to designate a Family Group Representative, the Family Group Representative shall be a member of the Family Group who owns more Interests than any other member of the Family Group.

     "Family Group" means the LaCrosse Family Group, the Bart Family Group, or the Johnston Family Group, as the case may be.

     "Initial Members" means those Members who make the initial Capital Contributions to the Company pursuant to Section 2.2.

     "Interest" means the economic rights of a Member or Transferee in the Company, including a Member's or Transferee's right to receive distributions from the Company and share of the Profits and Losses of the Company, as provided in this Agreement and the Act, but shall not include any right to vote on, consent to or otherwise participate in any decision of the Members (unless the holder of the Interest is a Member). The Interests shall consist of "Class A Interests," "Class B Interests," and "Class C Interests."

     "Interest Holders" means any Person who holds an Interest in the Company, including any Member who has not assigned his entire Interest in the Company and any Transferee who has acquired an Interest in accordance with this Agreement and the Act (whether or not the Transferee has been admitted as a Substitute Member). A "Class A Interest Holder" means the holder of a Class A Interest, a "Class B Interest Holder" means the holder of a Class B Interest, and a "Class C Interest Holder" means the holder of a Class C Interest.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Johnston Family Group" means and includes Norma M. Johnston ("Johnston") and her estate and personal and legal representatives, her spouse, Johnston's direct descendants and ancestors (whether natural or adopted) and their spouses, and any trust established and maintained for the benefit of the Johnston Family Group or any member thereof. All decisions by the Johnston Family Group under this Agreement, including the exercise of all put option rights, shall be made by the Family Group Representative of the Johnston Family Group, and the decision of the Family Group Representative shall be conclusive and binding on all members of the Johnston Family Group.

     "LaCrosse Family Group" means James E. LaCrosse ("LaCrosse") and his estate and personal and legal representatives, his spouse, LaCrosse's direct descendants and ancestors (whether natural or adopted) and their spouses, and any trust established and maintained for the benefit of the LaCrosse Family Group or any member thereof. All decisions by the LaCrosse Family Group under this Agreement, including the exercise of the LaCrosse Family Group's options to purchase Shares pursuant to this Agreement, the members of the LaCrosse Family Group entitled to purchase Shares, and the number and classes of Shares to be purchased by such members, shall be made by the Family Group Representative of the LaCrosse Family Group, and the decision of the Family Group Representative shall be conclusive and binding on all members of the LaCrosse Family Group.

     "Majority in Interest" means, at any given time, those Members that own in the aggregate more than fifty percent (50%) of a then outstanding specified Class of Units.

     "Majority in Interest of the Members" means, at any given time, those Members that own in the aggregate more than fifty percent (50%) of the then outstanding Class A Units.

     "Manager" means any Person designated by the Members as a Manager in accordance with Article IV.

     "Member" means any Person who becomes a Member of the Company upon formation of the Company or in the manner and at the time provided in this Agreement, or if this Agreement does not so provide, in the manner and at the time provided in the Act, including any Initial Member, Additional Member, or Substitute Member who is not a Dissociated Member. "Class A Member" means the owner of a Class A Membership Interest, "Class B Member" means the owner of a Class B Membership Interest, and "Class C Member" means the owner of a Class C Membership Interest.

     "Member Loan Nonrecourse Deductions" means any Company deductions that would be Nonrecourse Deductions if they were not attributable to a loan made or guaranteed by a Member within the meaning of Section 1.704-2(i) of the Regulations.

     "Member Minimum Gain" has the meaning set forth in Section 1.704-2(i) of the Regulations for "partner nonrecourse debt minimum gain."

     "Membership Interests" means all of the rights of a Class A Member, Class B Member, or Class C Member, as the case may be, in the Company as provided in this Agreement, including a Member's (i) Interests (including the right to receive distributions); (ii) right to inspect the Company's books and records; and (iii) right to vote on, consent to, or otherwise participate in, any decision or action of or by the Members granted pursuant to this Agreement or the Act. "Class A Membership Interests" means the Membership Interests of the Class A Members; "Class B Membership Interests" means the Membership Interests of the Class B Members; and "Class C Membership Interests" means the Membership Interests of the Class C Members.

     "Minimum Gain" has the meaning set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations. Minimum Gain shall be computed separately for each Interest Holder in a manner consistent with the Regulations under Section 704(b) of the Internal Revenue Code.

     "Net Cash Flow" means, for any applicable period, all cash funds received by the Company (other than from Capital Contributions and loans to the Company), less: (i) all amounts paid, or set aside for payment of, operating expenses of the Company, debt payments (including principal and interest), and capital improvements and replacements, and (ii) any amounts determined by the Managers as necessary as a reasonable allowance for reserves, contingencies, and anticipated obligations of the Company.

     "Nonrecourse Deductions" has the meaning set forth in Section 1.704-2(b)(1) of the Regulations. The amount of Nonrecourse Deductions for a taxable year of the Company equals the net increase, if any, in the amount of Minimum Gain during that taxable year, determined according to the provisions of Section 1.704-2(c) of the Regulations.

     "Nonrecourse Liability" has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

     "Option" shall have the meaning ascribed to such term in Section 9.1.

     "Organizer" means a signer of the original Articles.

     "Original  Offer"  shall have the meaning  ascribed to such term in Section
9.2.

     "Percentage" means: (i) with respect to any Class A Interest Holder or Class B Interest Holder at any time, the percentage computed by dividing the total number of Class A Units or Class B Units held by such Interest Holder at such time by the total number of Class A Units and Class B Units then held by all Class A Interest Holders and Class B Interest Holders, and (ii) with respect to any Class C Interest Holder at any time, the percentage computed by dividing the total number of Class C Units held by such Interest Holder at such time by the total number of Class C Units then held by all Class C Interest Holders. The Percentage of each Interest Holder shall be reflected on Schedule A attached hereto, as changed from time to time pursuant to this Agreement.

     "Person" (whether or not capitalized) means and includes any individual, partnership, domestic or foreign limited partnership, limited liability company or foreign limited liability company, trust, estate, association, corporation, governmental body, or other judicial being.

     "Preference Amount" means the sum of $24,668,267.

     "Preference Amount per Unit" means the Preference Amount divided by the total number of outstanding Class C Units.

     "Priority Return" means an amount equal to ten percent (10%) per annum of the unpaid balance of the Preference Amount outstanding from time to time, calculated annually on a cumulative basis.

     "Profits" and "Losses" means, for each taxable year of the Company (or other period for which Profits or Losses must be computed), the Company's taxable income or loss as determined for federal income tax purposes, adjusted as follows:

          (a) All items of income, gain, loss, deduction, or credit required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in computing taxable income or loss; and

          (b) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses, shall be added to such taxable income or loss; and

          (c) Any expenditures of the Company described in Section 705(a)(2)(B) of the Internal Revenue Code or treated as such pursuant to Section 1.7041(b)(2)(iv)(i) of the Regulations and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss; and

          (d) In lieu of the depreciation, amortization, or cost recovery deductions allowable in computing taxable income or loss, there shall be taken into account the depreciation computed based upon the adjusted book value of the asset; and

          (e) Gain or loss resulting from any taxable disposition of Company property shall be computed by reference to the adjusted book value of the property disposed of, notwithstanding the fact that the adjusted book value differs from the adjusted basis of the property for federal income tax purposes; and

          (f) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 3.3 shall not be taken into account in computing Profits or Losses.

     "Purchaser" means any member or members of the LaCrosse Family Group, NWS, and/or the Company who purchases any Class B Units from the Bart Family Group pursuant to Article IX.

     "Put Option Agreement" means that certain Put Option Agreement, dated as of the same date as this Agreement, between the Company and Bart, as amended from time to time.

     "Regulations" means the proposed, temporary and final tax regulations of the Department of Treasury promulgated under the Internal Revenue Code, as such regulations may be changed from time to time.

     "Substitute Member" means any Transferee admitted as a Member pursuant to Sections 10.3.

     "Transfer" (whether used as a noun or a verb) means any sale, assignment, exchange, gift, pledge, hypothecation, or other disposition of Units or Interests, whether voluntary or involuntary.

     "Transferee" means a transferee of an Interest who has not been admitted as a Substitute Member.

     "Transferor" means, as the case may be, any Member, Interest Holder, or other Person who (i) makes or proposes to make a Transfer of any Units or Interests, or (ii) offers, or is deemed to have offered, to sell any Units or Interests upon the occurrence of the Option Exercise Date pursuant to Section
9.1 or upon the receipt of an Original Offer pursuant to Section 9.2.

     "Unit" means a unit of measurement of an Interest of an Interest Holder in the Profits, Losses, capital, and distributions of the Company as determined in accordance with the Articles and this Agreement, including "Class A Units" representing the Class A Interests, "Class B Units" representing Class B Interests, and the "Class C Units" representing the Class C Interests. The number and class of Units to be issued to each Initial Member in exchange for his initial Capital Contribution is set forth on Schedule A attached hereto.

     "Unpaid Priority Return" means, at any given time, the excess, if any, of the aggregate Priority Return over all amounts previously paid with respect to the Priority Return.

     "Valuation  Date" shall have the  meaning  ascribed to such term in Section
9.3.

     Section 14.20. Conflicts and Inconsistencies with the Act. This Agreement is an operating agreement within the meaning of, and is subject to and governed by, the Act and the Articles. In the event that any provision of this Agreement is prohibited by any provision of the Act or is in direct conflict with any provision of the Articles, such provision of the Act or the Articles, as the case may be, shall be controlling. If any provision of this Agreement is inconsistent with, or different than, any non-mandatory provision of the Act, the provision of this Agreement shall be controlling. To the extent that any provision of this Agreement is prohibited by the Act, this Agreement shall be considered amended to the smallest extent possible in order to make such provision of this Agreement effective under the Act. In the event the Act is subsequently amended or interpreted in such a way to make valid any such provision of the Agreement that was formerly invalid, such provision shall be considered to be valid from the effective date of such amendment or interpretation.

     Section 14.21. Rules of Construction. The headings of Articles, Sections, Subsections and paragraphs in this Agreement are for descriptive purposes only and shall not control, alter, or otherwise affect the meaning, scope or intent of any provisions of this Agreement. Except as expressly provided otherwise in this Agreement, any reference to an Article, Section, Subsection, Exhibit or Schedule shall mean and refer to an Article, Section, Subsection, Exhibit or Schedule of this Agreement. Except where the context of their use clearly requires a different interpretation, singular terms shall include the plural, and masculine terms shall include the feminine or neuter, and vice versa, to the extent necessary to give the defined terms or other terms used in this Agreement their proper meanings. The locative adverbs, "herein," "hereof," "hereunder," "hereto," "hereinafter," "hereinbefore," and similar words, wherever they appear in this Agreement, shall mean and refer to this Agreement in its entirety and not to any specific Article, Section, Subsection or paragraph of this Agreement, unless the context of their use clearly requires a different interpretation. Any reference to any statute or other provision of the Act, the Internal Revenue Code, the Regulations, or other statute shall include all amendments thereto and any and all corresponding sections or provisions of any successor statute.

     Section 14.22. Incorporation by Reference. Schedule A and all other Schedules and Exhibits identified herein are hereby incorporated herein by this reference.

     Section 14.23. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original, but all of such counterparts together shall constitute but one and the same instrument.

     Section 14.24. Legal Representation. Each Member, for himself and on behalf of his heirs, successors and assigns, understands and acknowledges that Locke Reynolds Boyd & Weisell has acted, and will continue to act, as legal counsel solely for NWS, and Christy & Viener has acted, and will continue to act, as legal counsel solely for Bart, in connection with the organization and operation of the Company, including, without limitation, the negotiation of the terms and conditions of this Agreement.

     IN WITNESS WHEREOF, the Members have executed this Agreement, or multiple counterparts thereof as of the date first above written.

                                       NWS, INC.


                                       By: /s/ James E. LaCrosse
                                           --------------------------------
                                           James E. LaCrosse, President


                                           /s/ Martin H. Bart
                                          ---------------------------------
                                          Martin H. Bart


Acceptance by Company


     The undersigned Company agrees to obey, abide by, and be bound by all of the covenants, obligations, terms and conditions of the foregoing Operating Agreement imposed on the Company, and as the Agreement may be amended from time to time.

                                           NWS-ILLINOIS, LLC


Date: December 31, 1998                    By:/s/ James E. LaCrosse
                                              ------------------------------
                                               James E. LaCrosse, a Manager

SCHEDULE A

(To NWS-Illinois, LLC Operating Agreement)

Dated: December 31, 1998

Interest Holder (A)                         Capital Contribution           No. of Units          Percentage
---------------                             --------------------           ------------          ----------

Class A Interest Holders
------------------------

NWS, Inc.                                   Assets of NWS, less                   750                  75%
2600 West 35th Street                       NWS liabilities assumed
Chicago, IL  60632                          by the Company, having
Taxpayer I.D. No. -  36-3784235             a net agreed value of
                                            $147,000


Class B Interest Holders
------------------------

Martin H. Bart                              $49,000                               250                  25%
10 Berkley Court
Briarcliff Manor, NY  10510
Taxpayer I.D. No. -  ###-##-####



Class C Interest Holders
------------------------

NWS, Inc.                                   Assets of NWS, less                  1,000                100%
2600 West 35th Street                       NWS liabilities assumed
Chicago, IL  60632                          by the Company, having
Taxpayer I.D. No. - 36-3784235              a net agreed value of
                                            $2,694,000




(A) All Interest Holders are Members unless specified otherwise.